QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

    CREDIT AGREEMENT

Dated as of July 12, 2001

Among

THE FINANCIAL INSTITUTIONS NAMED HEREIN,
as the Lenders

and

BANK OF AMERICA, N.A.,
as the Administrative Agent

and

HELLER FINANCIAL, INC.,
as the Syndication Agent

and

UNOVA, INC.

and

ITS SUBSIDIARIES PARTY HERETO,
as the Borrowers

and

BANC OF AMERICA SECURITIES LLC

and

HELLER FINANCIAL, INC.,
as the Co-Lead Arrangers and Co-Book Managers

ARTICLE VI
	GENERAL WARRANTIES AND REPRESENTATIONS	21
6.1.	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents	21
6.2.	Validity and Priority of Security Interest	21
6.3.	Organization and Qualification	22
6.4.	Corporate Name; Prior Transactions	22
6.5.	Subsidiaries and Affiliates	22
6.6.	Financial Statements and Projections	22
6.7.	Capitalization	22
6.8.	Solvency	23
6.9.	Debt	23
6.10.	Distributions	23
6.11.	Real Estate; Leases	23
6.12.	Proprietary Rights	23
6.13.	Trade Names	23
6.14.	Litigation	23
6.15.	Labor Disputes	24
6.16.	Environmental Laws	24
6.17.	No Violation of Law	25
6.18.	No Default	25
6.19.	ERISA Compliance	25
6.20.	Taxes	26
6.21.	Regulated Entities	26
6.22.	Use of Proceeds; Margin Regulations	26
6.23.	Copyrights, Patents, Trademarks and Licenses, Etc	26
6.24.	No Material Adverse Change	26
6.25.	Full Disclosure	26
6.26.	Material Agreements	26
6.27.	Bank Accounts	26
6.28.	Governmental Authorization	26
6.29.	Transfer Pricing Between Affiliates	27

2

ARTICLE VII
	AFFIRMATIVE AND NEGATIVE COVENANTS	27
7.1.	Taxes and Other Obligations	27
7.2.	Legal Existence and Good Standing	27
7.3.	Compliance with Law and Agreements; Maintenance of Licenses	27
7.4.	Maintenance of Property; Inspection of Property	28
7.5.	Insurance	28
7.6.	Insurance and Condemnation Proceeds	29
7.7.	Environmental Laws	29
7.8.	Compliance with ERISA	29
7.9.	Mergers, Consolidations or Sales	29
7.10.	Distributions; Capital Change; Restricted Investments	30
7.11.	Transactions Affecting Collateral or Obligations	30
7.12.	Guaranties	30
7.13.	Debt	31
7.14.	Prepayment	31
7.15.	Transactions with Affiliates	32
7.16.	Investment Banking and Finder's Fees	32
7.17.	Business Conducted	32
7.18.	Liens	32
7.19.	Sale and Leaseback Transactions	33
7.20.	New Subsidiaries	33
7.21.	Fiscal Year	33
7.22.	Fixed Charge Coverage Ratio	33
7.23.	Minimum EBITDA	35
7.24.	Minimum Tangible Net Worth	35
7.25.	Capital Expenditures	35
7.26.	Limitation on Term Debt Loan Reborrowings	35
7.27.	Use of Proceeds	35
7.28.	Additional Borrowers	36
7.29.	Foreign Subsidiaries Stock Pledge	36
7.30.	Further Assurances	36
ARTICLE VIII
	CONDITIONS OF LENDING	36
8.1.	Conditions Precedent to Making of Loans on the Closing Date	36
8.2.	Conditions Precedent to Each Loan	38
ARTICLE IX
	DEFAULT; REMEDIES	38
9.1.	Events of Default	38
9.2.	Remedies	41
ARTICLE X
	TERM AND TERMINATION	42
10.1.	Term and Termination	42

3

ARTICLE XI
	AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS	42
11.1.	Amendments and Waivers	42
11.2.	Assignments; Participations	44
ARTICLE XII
	THE AGENT	45
12.1.	Appointment and Authorization	45
12.2.	Delegation of Duties	46
12.3.	Liability of Agent	46
12.4.	Reliance by Agent	46
12.5.	Notice of Default	47
12.6.	Credit Decision	47
12.7.	Indemnification	47
12.8.	Agent in Individual Capacity	48
12.9.	Successor Agent	48
12.10.	Withholding Tax	48
12.11.	Collateral Matters	49
12.12.	Restrictions on Actions by Lenders; Sharing of Payments	50
12.13.	Agency for Perfection	51
12.14.	Payments by Agent to Lenders	51
12.15.	Settlement	51
12.16.	Letters of Credit; Intra-Lender Issues	54
12.17.	Concerning the Collateral and the Related Loan Documents	56
12.18.	Field Audit and Examination Reports; Disclaimer by Lenders	56
12.19.	Relation Among Lenders	56
12.20.	Co-Agents	56

4

ARTICLE XIII
	MISCELLANEOUS	57
13.1.	No Waivers; Cumulative Remedies	57
13.2.	Severability	57
13.3.	Governing Law; Choice of Forum; Service of Process	57
13.4.	WAIVER OF JURY TRIAL	59
13.5.	Survival of Representations and Warranties	59
13.6.	Other Security and Guaranties	59
13.7.	Fees and Expenses	59
13.8.	Notices	60
13.9.	Waiver of Notices	60
13.10.	Binding Effect	60
13.11.	Indemnity of the Agent and the Lenders by the Borrowers	61
13.12.	Limitation of Liability	61
13.13.	Final Agreement	61
13.14.	Counterparts	62
13.15.	Captions	62
13.16.	Right of Setoff	62
13.17.	Confidentiality	62
13.18.	Conflicts with Other Loan Documents	63
13.19.	Joint and Several Liability	63
13.20.	Contribution and Indemnification among the Borrowers	64
13.21.	Additional Rights of Contribution	64
13.22.	Agency of Parent for each other Borrower	64

5

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A	—	DEFINED TERMS
EXHIBIT A-1	—	FORM OF REVOLVING NOTE
EXHIBIT B	—	FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C	—	FORM OF NOTICE OF BORROWING
EXHIBIT D	—	FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT E	—	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT F	—	FORM OF SECTION 4.1(d) CERTIFICATE
SCHEDULE 1.2	—	LENDERS' COMMITMENTS
SCHEDULE 6.3	—	ORGANIZATION AND QUALIFICATIONS
SCHEDULE 6.4	—	CORPORATE NAMES; PRIOR TRANSACTIONS
SCHEDULE 6.5	—	SUBSIDIARIES AND AFFILIATES
SCHEDULE 6.7	—	CAPITALIZATION
SCHEDULE 6.9	—	DEBT
SCHEDULE 6.10	—	DISTRIBUTIONS
SCHEDULE 6.11	—	REAL ESTATE; LEASES
SCHEDULE 6.12	—	PROPRIETARY RIGHTS
SCHEDULE 6.13	—	TRADE NAMES
SCHEDULE 6.14	—	LITIGATION
SCHEDULE 6.15	—	LABOR DISPUTES
SCHEDULE 6.16	—	ENVIRONMENTAL LAW
SCHEDULE 6.19	—	ERISA COMPLIANCE
SCHEDULE 6.26	—	MATERIAL AGREEMENTS
SCHEDULE 6.27	—	BANK ACCOUNTS
SCHEDULE 7.9	—	CERTAIN TRANSACTIONS
SCHEDULE 7.12	—	GUARANTIES OF PERMITTED DEBT
SCHEDULE 7.19	—	SALE AND LEASEBACK TRANSACTIONS
SCHEDULE 8.1(p)	—	FOREIGN BANK AND CORPORATE GUARANTIES TO BANKS

6

CREDIT AGREEMENT

    This Credit Agreement, dated as of July 12, 2001 (this "Agreement") among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as administrative and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the "Agent"), Heller Financial, Inc. as syndication agent for the Lenders (in its capacity as syndication agent, the "Syndication Agent"), and UNOVA, Inc. a Delaware corporation (the "Parent"), UNOVA Industrial Automation Systems, Inc., a Delaware corporation, Intermec Technologies Corporation, a Washington corporation, R & B Machine Tool Company, a Michigan corporation, J.S. McNamara Company, a Michigan corporation, M M & E, Inc., a Nevada corporation, Intermec IP Corp., a Delaware corporation, and UNOVA IP Corp., a Delaware corporation (the Parent and each such corporation is individually hereinafter referred to as a "Borrower" and the Parent together with all such corporations are hereinafter collectively referred to as the "Borrowers").

W I T N E S S E T H:

    WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed Two Hundred Million Dollars ($200,000,000) and which extensions of credit the Borrowers will use for the purposes permitted hereunder;

    WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

    WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, the Syndication Agent, and the Borrowers hereby agree as follows.

ARTICLE I

LOANS AND LETTERS OF CREDIT

    1.1.  Total Facility.  Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $200,000,000 (the "Total Facility") for use only by any one or more of the Borrowers from time to time during the term of this Agreement on the terms hereinafter set forth. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.

    1.2.  Revolving Loans.

      (a) (i)  Amounts.  Subject to the satisfaction of the conditions precedent set forth in Article VIII, each Lender severally, but not jointly, agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrowers (including Revolving Loans that qualify as Ex-Im Bank Guaranteed Loans under the Borrowers' Ex-Im Agreement) in amounts not to exceed such Lender's Pro Rata Share of Availability, except as set forth herein with respect to Non-Ratable Loans and Agent Advances and, as otherwise set forth herein, with respect to Ex-Im Bank Guaranteed Loans. The Lenders, however, in their unanimous discretion, may elect to make

  Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings would exceed Availability after giving effect to any Borrowing, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

        (ii) At the request of Co-Agents, Borrowers shall execute and deliver to each Lender that so requests a note to evidence the Revolving Loan of that Lender. Each such note shall be in the principal amount of the Lender's Pro Rata Share of the Revolving Loan Commitments, dated the date hereof and in form acceptable to Co-Agents (each a "Revolving Loan Note" and, collectively, the "Revolving Loan Notes") This Agreement and each Revolving Loan Note, if applicable, shall evidence the obligation of each Borrower to pay the outstanding and utilized amount of each Lender's Pro Rata Share of the Revolving Loan Commitments, or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans to such Borrower together with interest thereon as prescribed in Section 1.2. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

      (b)  Procedure for Borrowing.

         (i) Each Borrowing shall be made upon a Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("Notice of Borrowing"), which must be received by the Agent prior to (i) 11:00 a.m. (Los Angeles, California time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 11:00 a.m. (Los Angeles, California time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

          (A) the amount of the Borrowing, which in the case of a LIBOR Rate Loan must equal or exceed $5,000,000 (and increments of $1,000,000 in excess of such amount);

          (B) the requested Funding Date, which must be a Business Day;

          (C) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

          (D) the duration of the Interest Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

    provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

        (ii) In lieu of delivering a Notice of Borrowing, a Borrower may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

        (iii) While a Default has occurred and is continuing, the Borrowers may request a LIBOR Rate Loan, unless prohibited by Required Lenders.

        (iv) While an Event of Default has occurred and is continuing, the Borrowers shall have no right to request a LIBOR Rate Loan.

      (c)  Reliance upon Authority.  Prior to the Closing Date, the Borrowers shall deliver to the Agent a notice setting forth the account of the Borrowers ("Designated Account") to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Borrowers may designate a replacement account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person's request for Revolving Loans on behalf of the Borrowers, so long as the proceeds thereof are to be transferred to the Designated Account and so long as such person purports to be an officer of one of the Borrowers. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrowers to make such requests on its behalf.

      (d)  No Liability.  The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrowers to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of the Borrowers to repay such Revolving Loans as provided herein.

      (e)  Notice Irrevocable.  Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith unless otherwise agreed to the contrary by Agent.

      (f)  Agent's Election.  Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) or Section 1.2(j) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h) or an Ex-Im Bank Guaranteed Loan pursuant to Section 1.2(j), the terms of Section 1.2(g) shall apply to the requested Borrowing.

      (g)  Making of Revolving Loans.  If Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 1:00 p.m.(Los Angeles, California time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account by the Borrowers; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

      (h)  Making of Non-Ratable Loans.

         (i) If Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a "Non-Ratable Loan", and such Revolving Loans are collectively referred to as the "Non-Ratable Loans". Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $15,000,000. The Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article VIII will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Availability on that Funding Date.

        (ii) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

      (i)  Agent Advances.

         (i) Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Article VIII have not been satisfied, to make Base Rate Revolving Loans to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 5% of the Borrowing Base but not in excess of the Maximum Revolver Amount which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

        (ii) The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

      (j)  Making of Ex-Im Bank Guaranteed Loans.

         (i) If Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(j) apply to a requested Borrowing and if all other conditions precedent thereto, including without limitation, the qualification of such Revolving Loan as an Ex-Im Bank Guaranteed Loan under the Ex-Im Bank Working Capital Guarantee Program, have been satisfied, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section, or any Revolving Loan made under this Agreement that qualifies as an Ex-Im Bank Guaranteed Loan under the Borrowers' Ex-Im Agreement, is herein referred to as an "Ex-Im Bank Guaranteed Loan", and such Revolving Loans are collectively referred to as the "Ex-Im Bank Guaranteed Loans". Each Ex-Im Bank Guaranteed Loan shall be subject to all the terms and conditions applicable to other Revolving Loans, except to the extent of the provisions of the Borrowers' Ex-Im Agreement, which shall control in the event of any inconsistency. The aggregate amount of Ex-Im Bank Guaranteed Loans outstanding at any time shall not exceed the limitation set forth in clause (b)(v) of the definition of "Borrowing Base". The Agent shall not request the Bank to make any Ex-Im Bank Guaranteed Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article VIII will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Availability on that Funding Date.

        (ii) The Ex-Im Bank Guaranteed Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder and shall be guaranteed by the Ex-Im Bank to the extent provided in the Borrowers Ex-Im Bank Agreement.

    1.3.  Letters of Credit.

      (a)  Agreement to Issue or Cause To Issue.  Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Borrowers or, subject to the limitations set forth below, for the benefit of Affiliates of the Borrowers, one or more commercial/documentary and standby letters of credit ("Letter of Credit") and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which issues a Letter of Credit for the account of the Borrowers (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement.

      (b)  Amounts; Outside Expiration Date.  The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 18 months from the date of issuance for standby letters of credit and 365 days for documentary letters of credit; or (iv) in the case of any Letters of Credit to be issued for the benefit of any Affiliate of the Borrowers, the aggregate undrawn face amount of all such Letters of Credit issued for the benefit of Affiliates of Borrowers together with the face amount of the requested Letter of Credit does not exceed in the aggregate the sum of $2,000,000. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, no Lender shall be deemed to have consented to any such extension or renewal unless Required Lenders shall have provided to the Agent, written notice that Lenders agree to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

      (c)  Other Conditions.  In addition to conditions precedent contained in Article VIII, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

         (i) The Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

        (ii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

      (d)  Issuance of Letters of Credit.

        (i)  Request for Issuance.  A Borrower requesting a Letter of Credit must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary or beneficiaries of the requested Letter of Credit. The Borrowers shall attach to such notice the proposed form of the Letter of Credit.

        (ii)  Responsibilities of the Agent; Issuance.  As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability. If (A) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (B) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

        (iii)  No Extensions or Amendment.  The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new Letter of Credit were being requested and issued.

      (e)  Payments Pursuant to Letters of Credit.  Each Borrower agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by a Borrower to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

      (f)  Indemnification; Exoneration; Power of Attorney.

        (i)  Indemnification.  In addition to amounts payable as elsewhere provided in this Section 1.3, the Borrowers agree to protect, indemnify, pay and save the Lenders and the Co-Agents harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and the reasonable allocated cost of internal counsel) which any Lender or the Co-Agents (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith other than as a result of gross negligence or willful misconduct of such Lender or Agent. For purposes of this Agreement reasonable attorneys' fees incurred after the Closing Date and while no Default or Event of Default exists shall mean reasonable fees and expenses of one law firm acting on behalf of the Agent. At any other time after the Closing Date and while a Default or an Event of Default exists, reasonable attorneys' fees for purposes of this paragraph shall mean reasonable fees and expenses of one law firm acting on behalf of Agent and one law firm acting on behalf of Syndication Agent. The Borrowers' obligations under this Section shall survive payment of all other Obligations.

        (ii)  Assumption of Risk by the Borrowers.  As among the Borrowers, the Lenders, and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing except in the case of their respective gross negligence or willful misconduct, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.3(f).

        (iii)  Exoneration.  Without limiting the foregoing, no action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) and excluding any gross negligence or willful misconduct on the part of Agent or any such Lender shall result in any liability of Agent or any Lender to the Borrowers, or relieve the Borrowers of any of its obligations hereunder to any such Person.

        (iv)  Rights Against Letter of Credit Issuer.  Nothing contained in this Agreement is intended to limit the Borrowers' rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrowers and the Letter of Credit Issuer.

        (v)  Account Party.  The Borrowers hereby authorize and direct any Letter of Credit Issuer to name any requesting Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

      (g)  Supporting Letter of Credit; Cash Collateral.  If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, a standby letter of credit (a "Supporting Letter of Credit") in form and substance reasonably satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any customary fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

    1.4.  Bank Products.  A Borrower may request and the Agent may, in its sole and absolute discretion, arrange for such Borrower to obtain from the Bank or the Bank's Affiliates Bank Products although such Borrower is not required to do so. If Bank Products are provided by an Affiliate of the Bank to any one or more of the Borrowers or Affiliates of the Borrowers in connection with the credit facility described in this Agreement, the Borrowers agree to indemnify and hold the Agent, the Bank and the Lenders harmless from any and all costs and obligations (other than costs and obligations arising from the gross negligence or willful misconduct of Agent, Bank or such Lender) now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit any Borrower's rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between any such Borrower or Borrowers and the Bank which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

ARTICLE II

INTEREST AND FEES

    2.1.  Interest.

      (a)  Interest Rates.  All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in immediately available funds at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

         (i) for all Base Rate Revolving Loans and other Obligations that are due and unpaid (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

        (ii) for all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

  Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

      (b)  Default Rate.  If any Default or Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto, except in the case of an Event of Default under Section 9.1(e), (f), (g) or (h) of this Agreement in each of which cases all of the Obligations shall automatically and immediately bear interest at the Default Rate applicable thereto.

    2.2.  Continuation and Conversion Elections.

      (a) The Borrowers may:

         (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

        (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

  provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

      (b) The Borrowers shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") to the Agent not later than 11:00 a.m. (Los Angeles, California time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

         (i) the proposed Continuation/Conversion Date;

        (ii) the aggregate amount of Loans to be converted or renewed;

        (iii) the type of Loans resulting from the proposed conversion or continuation; and

        (iv) the duration of the requested Interest Period, provided, however, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

      (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrowers have failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period, unless otherwise agreed to the contrary by Required Lenders.

      (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

      (e) There may not be more than five (5) different LIBOR Rate Loans in effect hereunder at any time.

    2.3.  Maximum Interest Rate.  In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect, or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect, over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund such excess to the Borrowers.

    2.4.  Fees.  The Borrowers agree to pay the Agent on the Closing Date, fees as set forth in the fee letter dated of even date herewith between the Agent, the Syndication Agent, the Parent and the other Borrowers.

    2.5.  Unused Line Fee.  On the first day of each month and on the Termination Date, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to one-half of one percent (.50%) per annum times the amount by which the Maximum Revolver Amount from time to time exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

    2.6.  Letter of Credit Fee.  The Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the Letter of Credit Fee Percentage per annum in effect from time to time and to Agent for the benefit of the Letter of Credit Issuer a fronting fee plus all usual and customary out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

ARTICLE III

PAYMENTS AND PREPAYMENTS

    3.1.  Revolving Loans.  The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time without premium or penalty, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the lesser of the Borrowing Base or the Maximum Revolver Amount.

    3.2.  Termination of Facility.  Upon at least thirty (30) days' notice to the Co-Agents and the Lenders, the Borrowers may terminate this Agreement upon (a) the payment in full of all then outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit (or, alternatively, with respect to each such Letter of Credit, the furnishing to the Agent for the benefit of the Lenders, of a supporting or backup Letter of Credit in accordance with Section 1.3(g) in form and substance satisfactory to Co-Agents), (b) the payment in full in immediately available funds of all reimbursable expenses and other Obligations then due and owing, (c) the deposit of immediately available funds in the amount of any Obligations not then due and payable but identified by Co-Agents as likely, in the reasonable opinion of Co-Agents, to become due and payable at a later date in an amount and on terms and conditions acceptable to Co-Agents, in the reasonable discretion of Co-Agents, and (d) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any. Upon at least ten (10) Business Days notice to the Co-agents and the Lenders, the Borrowers may permanently reduce the amount of the Maximum Revolver Amount hereunder in integral multiples of $10,000,000; provided, that (i) the Aggregate Revolver Outstandings immediately prior to or concurrent with such permanent reduction is less than the lesser of the Borrowing Base or the Maximum Revolver Amount as so reduced, and (ii) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any.

    3.3.  LIBOR Rate Loan Prepayments.  In connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in Section 4.4.

    3.4.  Payments by the Borrowers.

      (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Los Angeles, California time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

      (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

    3.5.  Payments as Revolving Loans.  At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances).

    3.6.  Apportionment, Application and Reversal of Payments.  Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Agent and the Letter of Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements other than any amounts relating to Bank Products then due to the Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of all Loans, including Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances to the extent Bank has not received settlement from the other Lenders relating thereto as required by Section 12,15; fifth, to pay or prepay principal of the Revolving Loans other than the portion originated as or designated as Ex-Im Bank Guaranteed Loans and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay an amount to Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations; seventh, to pay or prepay principal of the portion of the Revolving Loans originated as or designated as Ex-Im Bank Guaranteed Loans; and eighth, to the payment of any other Obligation including any amounts relating to Bank Products due to the Agent or any Lender by the Borrowers or any Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by any Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations (i) to correct any misapplication or mistake in the application of such proceeds or payments, and (ii) to adjust or account for any disgorgement by Agent or any Lender, or any combination thereof, of any payment or the application of any proceeds received in connection with this Agreement.

    3.7.  Indemnity for Returned Payments.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.7 shall survive the termination of this Agreement.

    3.8.  Agent's and Lenders' Books and Records; Monthly Statements.  The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any

Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.6 and corrections of errors discovered by the Agent), unless a Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by any Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

ARTICLE IV

TAXES, YIELD PROTECTION AND ILLEGALITY

    4.1.  Taxes.

      (a) Any and all payments by or on behalf of the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

      (b) The Borrowers agree to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within forty-five (45) days after the date such Lender or the Agent makes written demand therefor.

      (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

         (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

        (ii) the Borrowers shall make such deductions and withholdings;

        (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

        (iv) the Borrowers shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

      (d) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrowers on or prior to the Effective Date or in the case of a Lender that is an assignee or transferee of an interest under this Agreement (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of IRS Form W-8ECI or Form W-8BEN with respect to a complete exemption under an income tax treaty (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code or otherwise cannot deliver either IRS

  Form W-8ECI or Form W-8BEN with respect to a complete exemption under an income tax treaty pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a "Section 4.1(d) Certificate"), and (y) two accurate and complete original signed copies of IRS Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrowers two new accurate and compete original signed copies of IRS Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.1(d) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, or it shall immediately notify the Borrowers of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.1(d).

      (e) Notwithstanding anything to the contrary contained in Section 4.1(d), but subject to the immediately succeeding sentence (x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrowers U.S. IRS Forms that establish a complete exemption from such deduction or withholding, and (y) the Borrowers shall not be obligated pursuant to Section 4.1 hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (i) such Lender has not provided to the Borrowers the IRS Forms required to be provided to the Borrowers pursuant to this Section 4.1, or (ii) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.1, the Borrowers agree to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.1(b) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it was described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deduction or withholding of taxes.

      (f)  Within forty-five (45) days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Co-Agents the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Co-Agents.

      (g) If the Borrowers determine in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender shall reasonably cooperate with the Borrowers in challenging such taxes at the Borrowers' expense if so requested by the Borrowers. If the Borrowers pay any additional amount pursuant to this Section 4.1 and a Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund of tax or credit against its tax liabilities in or with respect to the taxable year in which the additional amount is paid by the Borrowers (a "Tax Benefit"), such Lender shall pay to the Borrowers an amount that such Lender determines, in its sole judgment, is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrowers. Whether or not a Lender claims any refund or credit shall be in the sole discretion of each Lender. Any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to with such Lender has made a payment to the Borrowers pursuant to this Section 4.1(g) shall be treated as a Tax for which the Borrowers are obligated to indemnify such Lender pursuant to this Section 4.1 without any exclusions or defenses. Nothing in this Section 4.1 shall require a Lender to disclose any confidential information (including, without limitation, its tax returns) or detail the basis of its calculation of the amount of any net tax benefit or any other amount to the Borrowers or any other party.

      (h) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) changing the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the reasonable judgment of such Lender is not otherwise disadvantageous to such Lender.

    4.2.  Illegality.

      (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrowers through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

      (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrowers are required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

    4.3.  Increased Costs and Reduction of Return.

      (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

      (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then so long as such Lender is as a policy generally charging customers similarly situated therefor, upon demand of such Lender to any Borrower through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

    4.4.  Funding Losses.  The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense described below in this Section 4.4, which such Lender may sustain or incur as a consequence of:

      (a) the failure of any Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

      (b) the failure of any Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

      (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit to the end of the then current or expected Interest Period and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

    4.5.  Inability to Determine Rates.  If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

    4.6.  Certificates of Agent.  If any Lender claims reimbursement or compensation under this Article IV, Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

    4.7.  Survival.  The agreements and obligations of the Borrowers in this Article IV shall survive the payment of all other Obligations.

ARTICLE V

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

    5.1.  Books and Records.  Each Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Each Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Co-Agents shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other material dealings affecting the Collateral.

    5.2.  Financial Information.  The Borrowers shall promptly furnish to Co-Agents, all such financial information as the Agent shall reasonably request. Without limiting the foregoing, the Borrowers will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Co-Agents shall reasonably request, the following:

      (a) As soon as available, but in any event not later than ninety-five (95) days after the close of each Fiscal Year (i) audited consolidated financial statements (consolidated balance sheet, consolidated statements of operations, consolidated statements of shareholder equity, and consolidated statements of cash flow) and the accompanying notes thereto for the Parent and its Subsidiaries for such Fiscal Year, and (ii) unaudited consolidating balance sheet and statements of operations for the Parent and each of the Reporting Segments ("Consolidating Schedules"), in each case set forth in comparative form for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such consolidated statements shall be examined in accordance with generally accepted auditing standards and accompanied by a report thereon unqualified in any respect from either (A) any of the big Five accounting firms or (B) any independent certified public accountants (I) selected by the Parent and (II) reasonably satisfactory to the Co-Agents. The Parent, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Co-Agents, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Co-Agents. The Borrowers hereby authorize the Co-Agents to communicate directly with their certified public accountants. For avoidance of doubt, delivery of the annual report on Exchange Act Form 10-K of the Parent shall satisfy the delivery request set forth in this Section 5.2(a).

      (b) As soon as available, but in any event not later than thirty-five (35) days after the end of each of the first two months of each fiscal quarter, monthly consolidated and consolidating unaudited balance sheets of the Parent and its Subsidiaries as of the end of such months, and consolidated and consolidating unaudited statements of operations for the Parent and its Subsidiaries for such months and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its Subsidiaries as of the date thereof and for such periods (subject to normal quarterly adjustments and the absence of footnotes), and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Borrowers' budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). As soon as available, but in any event not later than thirty-five (35) days after the end of each month, internal statements prepared by the Borrowers (the "Blue Book Statements") in the form previously delivered to and approved by the Co-Agents. The Parent on behalf of the Borrowers shall certify by a certificate signed by a Corporate Officer that all such statements have been prepared in accordance with GAAP and present fairly the Borrowers' financial position as of the dates thereof and its results of operations for the periods then ended, subject to normal quarterly adjustments and the absence of footnotes.

      (c) With each of the audited Financial Statements delivered pursuant to Section 5.2(a), a report of the independent certified public accountants that audited such Financial Statements stating that nothing came to their attention that caused them to believe that the Borrowers failed to comply with the financial covenants of this Agreement, except as described in their report.

      (d) With each of the Financial Statements delivered pursuant to Section 5.2(a), (b) and (e), a certificate of a Responsible Officer of the Parent setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenants set forth in Sections 7.22 through 7.25 during the period covered in such Financial Statements and as of the end thereof and stating that, except as otherwise explained in reasonable detail in such certificate, (i) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete in all material respects as of the date of such certificate as if made at such time, except for those that speak as of a particular date, (ii) the Borrowers are, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, and (iii) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month. If such certificate discloses that a representation or warranty is not correct or complete in all material respects, or that a covenant has not been complied with in all material respects, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto. At the request of the Co-Agents, Borrowers shall participate in a conference call with the Co-Agents and the Lenders on a monthly basis for purposes of describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements explaining any variances to the corresponding figures in the budgets and prior Fiscal Year financial statements previously delivered to Co-Agents.

      (e) Within fifty (50) days after the end of each fiscal quarter, the quarterly consolidated financial statements for such quarter of the Parent and its Subsidiaries. For avoidance of doubt, delivery of the quarterly report on Exchange Form 10-Q of the Parent shall satisfy the delivery request set forth above in this Section 5.2(e). In addition and together with such quarterly statements, the Borrowers shall provide the Co-Agents with (i) a reconciliation of the Parent's 10-Q Statements for such quarter against the monthly unaudited consolidated and consolidating balance sheets and income statements of operations of the Parent and each of the Reporting Segments, such reconciliation to be in form and substance acceptable to Co-Agents (it being agreed for avoidance of doubt that such reconciliation statements if delivered in the form delivered to Co-Agents prior to the Closing Date shall be deemed to be in acceptable form), and (ii) consolidating statements corresponding to those described in Section 5.2(e)(i) reflecting separately the results of operations during such quarter for (A) the Borrowers, and (B) Subsidiaries that are not Borrowers.

      (f)  On or before the earlier of (i) January 31 of each Fiscal Year or (ii) three (3) Business Days after the date they are prepared, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for the Parent and its Subsidiaries as of the end of and for each month of such Fiscal Year.

      (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Borrowers.

      (h) Promptly upon the same becoming publicly available, copies of all reports, if any, to or other documents, in each case, that have any material importance filed by any of the Borrowers with the Securities and Exchange Commission under the Exchange Act, and all material reports, notices, or statements sent or received by any the Borrowers to or from the holders of any equity interests of the Parent (specifically excluding routine non-material correspondence sent by shareholders of the Parent to the Parent) or any such Borrower or of any Debt of any of the Borrowers registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

      (i)  As soon as available, but in any event not later than 15 days after any Borrower's receipt thereof, a copy of all final management reports and final management letters prepared for the Borrowers by any independent certified public accountants of the Borrowers.

      (j)  Concurrently with their distribution, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders.

      (k) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by the Parent or by any of the other Borrowers.

      (l)  As soon as available, but in any event on or before Wednesday of each week for the preceding week, a Borrowing Base Certificate supporting information in accordance with Section 9 of the Security Agreement.

      (m) If requested by the Agent, each of the Parent and the other Borrowers or the Parent and its Subsidiaries, as applicable, shall restate any of the financial statements or other information required to be delivered pursuant to this Section 5.2 to reflect GAAP as in effect on the Closing Date, adjusting such Financial Statements and information to eliminate the effects of changes in GAAP from the Closing Date to the original date of delivery of such financial statements or information.

      (n) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any other Borrower.

    5.3.  Notices to the Lenders.  Each Borrower shall notify the Agent and the Lenders in writing of the following matters as to any such Borrower at the following times:

      (a) immediately after any Responsible Officer becomes aware of any Default or Event of Default;

      (b) immediately after any Responsible Officer becomes aware of the assertion by the holder of any capital stock of any Borrower or the holder of any Debt of the Borrower or any other Borrower in a face amount in excess of $3,000,000 that a default exists with respect thereto or that such Borrower is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

      (c) immediately after any Responsible Officer becomes aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

      (d) immediately after any Responsible Officer becomes aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

      (e) immediately after any Responsible Officer becomes aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent or any of the other Borrowers in a manner which could reasonably be expected to have a Material Adverse Effect;

      (f)  immediately after any Responsible Officer becomes aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Parent or any other Borrower which could reasonably be expected to have a Material Adverse Effect;

      (g) immediately after any Responsible Officer's receipt of any notice of any violation by the Parent or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Parent or any other Borrower is not in compliance with any Environmental Law or is investigating the Parent's or such other Borrower's compliance therewith;

      (h) immediately after any Responsible Officer's receipt of any written notice that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent or any other Borrower is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $5,000,000;

      (i)  immediately after any Responsible Officer's receipt of any written notice of the imposition of any Environmental Lien against any property of the Parent or any of its Subsidiaries;

      (j)  any change in any Borrower's name, state of organization, locations of Collateral, or form of organization, trade names under which such Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

      (k) within ten (10) Business Days after the Parent or any ERISA Affiliate knows that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred or will occur, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

      (l)  upon request, or, in the event that such filing reflects a material change with respect to the matters covered thereby, within ten (10) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed by the Parent or any ERISA Affiliate with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrowers or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed by Parent or any ERISA Affiliate with the PBGC, the DOL or the IRS, with respect to each Plan by either the Parent or any ERISA Affiliate;

      (m) upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within ten (10) Business Days after receipt thereof by the Borrowers or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of any withdrawal liability on any Borrower or any ERISA Affiliate;

      (n) within ten (10) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Borrower's annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan by Parent or any ERISA Affiliate to which the Parent or any ERISA Affiliate was not previously contributing; (ii) any failure by the Parent or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or (iii) the establishment of a Foreign Plan by any Borrower or the commencement of contributions by any Borrower to a Foreign Plan; or

      (o) within ten (10) Business Days after the Parent or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated or become insolvent or involved in a reorganization; or (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Parent, any other Borrower, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

ARTICLE VI

GENERAL WARRANTIES AND REPRESENTATIONS

Each Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:

    6.1.  Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.  The Borrowers have the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. The Borrowers have taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Borrower, and constitute the legal, valid and binding obligations of each Borrower, enforceable against it in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, reorganization, moratoriums or other similar loans affecting the rights and remedies of creditors generally). The Borrowers' execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of the Parent or any of its Subsidiaries, by reason of the terms of (a) any material mortgage, lease, indenture, contract or agreement or instrument to which any Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to any Borrower, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of any Borrower.

    6.2.  Validity and Priority of Security Interest.  The provisions of this Agreement, the Mortgages, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (a), (c), (d), (e), (g), (i) and (j) , of the definition of Permitted Liens or that consist of Liens identified in Section 7.18(c) and (e) or that are listed on Schedule 6.9 and that are superior to the Liens of the Agent, or, in the case of the Term Debt Lender's Lien or the Lien of any institution refinancing the Term Debt Loan (as contemplated by and permitted herein and in the Intercreditor Agreement), are subject to the provisions of the Intercreditor Agreement, and are enforceable against the Borrowers and all third parties.

    6.3.  Organization and Qualification.  Each Borrower (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3, as updated from time to time, upon written notice to Co-Agents from Borrowers (it being understood and agreed that for purposes of this Section 6.3 and Sections 6.4, 6.5, 6.11, 6.12, 6.13, 6.14, 6.16, and the Schedules to the Security Agreement such updating shall be permitted but only while no Default or Event of Default exists and only if Co-Agents, in their reasonable discretion, do not object to any such updating and said schedule shall be deemed to be updated in accordance with written notice from Borrowers accompanied by the updated information) which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business except for any jurisdictions in which the failure to so qualify would not create a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property.

    6.4.  Corporate Name; Prior Transactions.  Except as set forth on Schedule 6.4 as updated from time to time, each Borrower has not, during the five (5) years prior to the date hereof, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business except (a) to the extent disclosed in writing to Agent, or (b) in connection with activities involving Litton Industries and Western Atlas corporations as set forth in the Parent's 10-K statements.

    6.5.  Subsidiaries and Affiliates.  Schedule 6.5, as updated from time to time, is a correct and complete list of the name and relationship to the Borrowers of each and all of the Parent's and the other Borrowers' Subsidiaries and other Affiliates. Except for Factory Power, (a) no domestic Subsidiary that is not a Borrower has assets valued at net tangible book value of more than $1,000,000, and (b) all domestic Subsidiaries that are not Borrowers taken as a whole do not have assets valued at net tangible book value of more than $2,000,000. As of the Closing Date, Factory Power has assets valued at the greater of fair market value or net tangible book value of approximately $1,360,000.

    6.6.  Financial Statements and Projections.

      (a) The Parent has delivered to the Co-Agents the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for its Subsidiaries as of December 31, 2000, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrowers' independent certified public accountants, Deloitte & Touche. The Parent has also delivered to the Co-Agents the Consolidating Schedules of the Borrowers and of the Parent and its Subsidiaries as of March 31, 2001 together with a reconciliation of such statements in form and substance acceptable to Co-Agents All such financial statements have been prepared in accordance with GAAP (subject in the case of unaudited financial statements to the addition of footnotes and normal year-end adjustments) and present accurately and fairly in all material respects the financial position of the Borrowers as of the dates thereof and their results of operations for the periods then ended.

      (b) The Latest Projections when submitted to the Co-Agents as required herein represent the Borrowers' good faith estimate of the future financial performance of the Parent and its Subsidiaries, for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Co-Agents, it being understood by the Co-Agents and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

    6.7.  Capitalization.  Schedule 6.7 sets forth, as of the Closing Date, a true and complete listing of each class of each Borrower's authorized Capital Stock, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 6.7. As of the Closing Date, all Borrowers (other than the Parent) are wholly-owned Subsidiaries of the Parent.

    6.8.  Solvency.  The Borrowers are Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

    6.9.  Debt.  After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Parent and its domestic Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 6.9, and (c) Debt not prohibited by Section 7.13. Schedule 6.9 sets forth the Debt of the foreign Subsidiaries as of the Closing Date. As of the Closing Date, the aggregate amount of Attributable Debt (as currently defined in the Indenture) of Parent and its domestic Subsidiaries existing at such time with respect to Restricted Collateral (except for Sale and Leaseback Transactions (as currently defined in the Indenture) permitted by clauses (1) through (4) of Section 1009 of the Indenture) does not exceed $40,000,000.

    6.10.  Distributions.  Since December 31, 2000, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent except as set forth on Schedule 6.10.

    6.11.  Real Estate; Leases.  Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by the Parent and all Real Estate owned by any other Borrower, all leases and subleases of real or personal property held by the Borrowers as lessee or sublessee, and all leases and subleases of real or personal property held by the Borrowers as lessor, or sublessor, in each case, as to which the interests of the relevant Borrower has a book value or estimated fair market value in excess of $750,000. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no material default by any Borrower to any such lease or sublease exists. The Borrowers have good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by the Borrowers, or valid leasehold interests in all Real Estate designated therein as "leased" by the Borrowers and the Borrowers have good, indefeasible, and merchantable title to all of their other property reflected on the March 31, 2001, Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

    6.12.  Proprietary Rights.  Schedule 6.12, as updated from time to time to the best knowledge of Borrowers, sets forth a correct and complete list in all material respects of the Proprietary Rights of the Borrowers. To the best of each Borrower's knowledge, no material portion of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the best of each Borrower's knowledge and except as disclosed in writing to Agent prior to the Closing Date, (a) none of the Proprietary Rights infringes on or conflicts to any material extent with any other Person's property, and (b) no other Person's property infringes on or conflicts with the Proprietary Rights in a manner that could reasonably be expected to result in a Material Adverse Effect. The Proprietary Rights described on Schedule 6.12 constitute all of the property of such type necessary to the current and anticipated future conduct of the businesses of the Borrowers.

    6.13.  Trade Names.  All trade names or styles under which the Parent or any of the other Borrowers will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.13, as updated from time to time.

    6.14.  Litigation.  Except as set forth on Schedule 6.14, as updated from time to time, there is no pending, or to the best of each Borrower's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of each Borrower's knowledge, investigation by any

Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

    6.15.  Labor Disputes.  Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Parent or any of the other Borrowers, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Parent or any of the other Borrowers or for any similar purpose, and (d) there is no pending or (to the best of the Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Parent or any of the other Borrowers or their employees, which, with reference to this Section 6.15(d), could reasonably be expected to have a Material Adverse Effect.

    6.16.  Environmental Laws.  Except as otherwise disclosed on Schedule 6.16 as updated from time to time, and except to the extent a failure to do so could reasonably be expected to have a Material Adverse Effect:

      (a) The Parent and its Subsidiaries have complied in all material respects with all Environmental Laws and neither the Parent nor any other Borrower nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law, or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

      (b) The Parent and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Parent and its Subsidiaries are in compliance with all material terms and conditions of such permits.

      (c) Neither the Parent nor any of its Subsidiaries, nor, to the best of the Borrower's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste.

      (d) Neither the Parent nor any of its Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

      (e) To the best of each Borrower's knowledge, none of the present or past operations of the Parent and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

      (f)  There is not now, nor to the best of each Borrower's knowledge has there ever been on or in the Real Estate:

         (i) any underground storage tanks or surface impoundments,

        (ii) any asbestos-containing material, or

        (iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

      (g) Neither the Parent nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

      (h) Neither the Parent nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on the Parent or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

      (i)  None of the products manufactured, distributed or sold by the Parent or any of its Subsidiaries contain asbestos containing material.

      (j)  No Environmental Lien has attached to the Real Estate, which could reasonably be expected to have a Material Adverse Effect.

    6.17.  No Violation of Law.  Neither the Parent nor any of the other Borrowers in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

    6.18.  No Default.  Neither the Parent nor any of the other Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Parent or other Borrower is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

    6.19.  ERISA Compliance.  Except as specifically disclosed in Schedule 6.19:

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. The Parent and each ERISA Affiliate have made all required contributions in all material respects to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the best knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or Foreign Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any material Unfunded Pension Liability; (iii) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      (d) Neither Parent nor any of its ERISA Affiliates sponsors, maintains, contributes to, or has any obligation to contribute to a Multi-employer Plan.

    6.20.  Taxes.  The Parent and its Subsidiaries have filed all federal and other tax returns and reports required to be filed except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

    6.21.  Regulated Entities.  No Borrower and no Person controlling any Borrower is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

    6.22.  Use of Proceeds; Margin Regulations.  The proceeds of the Loans are to be used solely (a) for working capital, capital expenditures and other lawful corporate purposes; and (b) to refinance existing indebtedness under certain pre-existing credit facilities. Neither the Parent nor any other Borrower is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

    6.23.  Copyrights, Patents, Trademarks and Licenses, Etc.  The Borrowers own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary and material for the operation of their businesses, without material conflict with the rights of any other Person. To the best knowledge of each Borrower and except as otherwise previously disclosed to Co-Agents in writing, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any other Borrower infringes to any material extent upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or to the knowledge of each Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of each Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

    6.24.  No Material Adverse Change.  No Material Adverse Effect has occurred since the latest date of the Financial Statements previously delivered to the Lenders.

    6.25.  Full Disclosure.  None of the representations or warranties made by the Parent or any other Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Parent or any other Borrower in connection with the Loan Documents (including the materials delivered by or on behalf of the Borrowers to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

    6.26.  Material Agreements.  Schedule 6.26  hereto sets forth as of the Closing Date all material agreements and contracts to which the Parent or any of the other Borrowers is a party or is bound as of the date hereof. For avoidance of doubt, "material" in the context only of the preceding sentence means material within the purview of the requirements of the Exchange Act with respect to the Parent's obligations under the Exchange Act to disclose all material agreements and contracts.

    6.27.  Bank Accounts.  Schedule 6.27 contains as of the Closing Date a complete and accurate list of all material bank accounts maintained by each Borrower with any bank or other financial institution.

    6.28.  Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrowers or any of its Subsidiaries of this Agreement or any other Loan Document, except (a) to the extent that Borrowers have complied with their obligations under this Agreement and delivered to Agent documents that must be filed or recorded to perfect agent's Liens in the Collateral, and (b) with respect to filings or registrations that Agent must complete before Agent can enforce remedies granted in connection with the stock pledges and as to the filing or registration of which Borrowers have no additional obligations under this Agreement.

    6.29.  Transfer Pricing Between Affiliates.  Each Borrower is in compliance with and utilizes the arms-length standard for course of dealing transactions applicable to Affiliates as contemplated in Section 482 of the Code, as amended and the regulations promulgated thereunder, such that no material amount of Taxes are due and owing and unpaid as a result of any such transaction or series of transactions.

ARTICLE VII

AFFIRMATIVE AND NEGATIVE COVENANTS

    Each Borrower covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

    7.1.  Taxes and Other Obligations.  Each Borrower shall (a) file when due all tax returns and other reports which each is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against their or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Co-Agents, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by each of them and all material claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it to the extent such Debt and such claims would otherwise exceed $5,000,000 in the aggregate for all Borrowers; provided, however, so long as the Parent has notified the Co-Agents in writing, neither the Parent nor any of the other domestic Subsidiaries need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which the Parent or any other domestic Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

    7.2.  Legal Existence and Good Standing.  Subject to the provisions of Section 7.9, each Borrower shall maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect, provided, however, that provided no Default or Event of Default then exists and provided there is no significant increase in the respective assets owned by each of R & B and M M & E subsequent to the Closing Date and so long as any assets of R & B and M M & E that constitute Collateral continue to be subject to a security interest having the priority specified herein and in the Intercreditor Agreement, Borrowers may terminate the operations R & B or M M & E, or both, dissolve that entity or entities and distribute the proceeds in accordance with applicable provisions of the Intercreditor Agreement to Agent for the benefit of Lenders and to the Term Debt Lender.

    7.3.  Compliance with Law and Agreements; Maintenance of Licenses.  Each Borrower shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws except with respect to Environmental Laws where failure to do so would not reasonably be expected to result in a Material Adverse Effect). Each Borrower shall obtain and maintain all patents, trademarks, licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date or as otherwise permitted under Section 7.17. No Borrower shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

    7.4.  Maintenance of Property; Inspection of Property.

      (a) Each Borrower shall maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted, including specifically without limitation all patents, trademarks, licenses and other intellectual property.

      (b) Each Borrower shall permit representatives and independent contractors of the Agent (at the expense of such Borrower, provided such expenses are reasonable under the circumstances) to visit up to four times annually and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Borrower; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing on any number or occasions at the expense of the Borrowers at any time during normal business hours and without advance notice.

    7.5.  Insurance.

      (a) The Parent shall maintain, and shall cause each of the Borrowers to maintain, with financially sound and reputable insurers having a rating of at least A+ or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Co-Agents, in their discretion, or acting at the direction of the Required Lenders, shall specify, in amounts, and under policies reasonably acceptable to the Co-Agents and, if applicable, the Required Lenders. Without limiting the foregoing, in the event that any improved Real Estate covered by the Mortgages is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), the Borrowers shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance will be reasonably determined by the Co-Agents, and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. Each Borrower shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

      (b) The Borrowers shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and together with Term Debt Lender loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and shall contain such other terms and conditions as Agent shall require. All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrowers fail to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans.

    7.6.  Insurance and Condemnation Proceeds.  The Borrowers shall promptly notify the Co-Agents of any loss, damage, or destruction to the Collateral in excess of $1,000,000 in any single occurrence or $5,000,000 in any series of occurrences in any one Fiscal Year, whether or not covered by insurance. Subject to the provisions of the Intercreditor Agreement, the Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral, other than Collateral consisting of Equipment and Real Estate, directly and after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, to the reduction of the Obligations in the order provided for in Section 3.6. Subject to the provisions of the Intercreditor Agreement and the Mortgages, Borrowers may if permitted to do so under the documentation evidencing the Term Loans, use insurance and condemnation proceeds arising from Collateral consisting of Equipment and Real Estate to repair, rebuild or replace such Equipment or such Real Estate.

    7.7.  Environmental Laws.  Except where the failure to do so could reasonably be expected to result in a Material Adverse Effect, each Borrower shall, and shall cause each of its domestic Subsidiaries to, conduct its business in compliance with Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Except where the failure to do so could reasonably be expected to result in a Material Adverse Effect, each Borrower shall, and shall cause each of its domestic Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Co-Agents on such response.

    7.8.  Compliance with ERISA.  If a failure would result or could reasonably be expected to result in any material liability to any Borrower, each Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions in all material respects to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    7.9.  Mergers, Consolidations or Sales.  Neither the Parent nor any of the other Borrowers shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any material part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for:

      (a) sales of Inventory in the ordinary course of its business;

      (b) sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer useable by such Borrower in its business with an orderly liquidation value not to exceed $10,000,000 in any Fiscal Year;

      (c) sales or other dispositions of Borrowers' patents and trademarks in an aggregate sale price not to exceed $20,000,000 during the period beginning on the Closing Date and ending on the Stated Termination Date;

      (d) sales or other dispositions of assets by Borrowers that have been approved by the Co-Agents prior to the Closing Date and which are set forth on Schedule 7.9, provided (i) in the case of sales or other dispositions of Assets other than Fixed Assets, no Default or Event of Default then exists, the net proceeds received as a result of such sale are greater than net tangible book value of the assets so sold and the net sales proceeds are allocated and paid as required by the Intercreditor Agreement and (ii) in the case of dispositions of Fixed Assets, the cash proceeds of such sale or other disposition (net of closing costs, fees and expenses and an amount equal to the tax liabilities arising as a result of any gain associated with such sale or disposition) are applied to reduce permanently the outstanding principal amount of the Term Loans in accordance with the terms of the Intercreditor Agreement and the terms of the documents evidencing the Term Loans;

      (e) dissolutions of Subsidiaries that are not Borrowers and dissolutions of R & B and M M & E in accordance with the provisions of Section 7.2;

      (f)  sales or other dispositions of assets not in the ordinary course of business provided (i) in the case of sales or other dispositions of Assets other than Fixed Assets, (A) no Default or Event of Default then exists, (B) the net sales proceeds received from such sale or sales exceeds net tangible book value, (C) the proceeds received in the aggregate from all such sales do not exceed $10,000,000 in any Fiscal Year and do not exceed $25,000,000 during the term of this Agreement, and (D) the proceeds received are distributed or applied for the benefit of the Lenders and the Term Debt Lender in accordance with the provisions of the Intercreditor Agreement and (ii) in the case of dispositions of Fixed Assets, the cash proceeds of such sale or other disposition (net of closing costs, fees and expenses and an amount equal to the tax liabilities arising as a result of any gain associated with such sale or disposition) are applied to reduce permanently the outstanding principal amount of the Term Loans in accordance with the terms of the Intercreditor Agreement and the terms of the documents evidencing the Term Loans;

      (g) Parent and the other Borrowers may enter into licensing agreements in the ordinary course of business provided they are consistent with reasonable business practices;

      (h) sale and leaseback transactions permitted pursuant to Section 7.19; and,

      (i)  leases, in the ordinary course of Borrowers' business, of the Real Estate, provided no Default or Event of Default then exists and after giving effect to such lease, no material portion of the Inventory or Equipment is located on the leased premises unless Co-Agents have received estoppel letters governing access to the leased premises and containing such other assurances as Co-Agents' shall deem reasonably necessary.

    7.10.  Distributions; Capital Change; Restricted Investments.  Neither the Parent nor any of the other Borrowers shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except: (i) Distributions to the Parent by the other Borrowers and (ii) Distributions to other Borrowers, (b) make any change in its capital structure which would reasonably be expected to have a Material Adverse Effect, (c) make any Restricted Investment. No Borrower shall transfer any asset now or hereafter located in the United States to any office of that, or any other, Borrower located outside of the United States except, (x) to the extent such transfer is permitted in Section 7.15, or (y) if (I) the aggregate amount of all such assets [without regard to those permitted to be outside the United States pursuant to the provisions of Section 7.10(x)] is less than $3,000,000 at all times, and (II) such assets were transferred in the ordinary course of business and consistently with Borrowers' past business practices.

    7.11.  Transactions Affecting Collateral or Obligations.  Neither the Parent nor any of its Subsidiaries shall enter into any transaction which could reasonably be expected to have a Material Adverse Effect.

    7.12.  Guaranties.  Neither the Parent nor any of its domestic Subsidiaries shall make, issue, or become liable on any Guaranty, except (a) Guaranties of the Obligations in favor of the Agent, (b) the Foreign Subsidiary Credit Facility Guaranty and only then if (i) the maximum liability of the Parent under such Guaranty is equal to or less than $30,000,000 in principal amount plus the costs of enforcement of the Guaranty, (ii) stock of the foreign Subsidiaries of the Parent has been pledged (or Parent is obligated to pledge it) to Agent, and (iii) such Guaranty is unsecured, (c) unsecured Guaranties in the ordinary course of business by the Parent requested by vendors or other third parties doing business with Subsidiaries, (d) existing Guaranties listed on Schedule 7.12, (e) unsecured Guaranties of Permitted Debt, (f) unsecured Guaranties of intercompany obligations, (g) unsecured

Guaranties of performance bonds entered into in the ordinary course of Borrowers' business provided the indemnification provisions contained in the performance bonds are acceptable to Co-Agents' in their reasonable discretion, (h) other unsecured Guaranties not permitted in the preceding provisions of this Section 7.12, provided the aggregate liability of all Borrowers under such Guaranties does not exceed $5,000,000 in the aggregate at any time, and (i) Guaranties of the Term Loans and other obligations arising under the documents evidencing the Term Loans by any guarantor of the Obligations.

    7.13.  Debt.  Neither the Parent nor any of the other Borrowers shall incur or maintain any Debt, other than: (a) the Obligations; (b) Debt described on Schedule 6.9, provided however, that the documents evidencing and securing the Term Loans shall not be modified in a way that creates any obligation on the part of the Borrowers to make any amortizing payments of principal prior to the Stated Termination Date; (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $15,000,000 at any time; (d) Debt incurred in connection with the execution and delivery by Borrowers of surety and bid bonds in the ordinary course of business, provided the aggregate liability of the Borrowers thereunder does not exceed $20,000,000 at any time; (e) Debt evidencing a refinancing, renewal or extension of any Debt described on Schedule 6.9, provided that (i) the then principal amount thereof is not increased, (ii) the Liens, if any, securing such refinanced, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date and after giving effect to Section 7.28 hereof, shall become an obligor or guarantor thereof except to the extent, if any, not prohibited herein, (iv) any Debt refinancing the Term Loans (and any amendments to the agreements evidencing such refinancing Debt) shall not require the Borrowers to make any amortizing payments of principal thereunder prior to the Stated Termination Date, and (v) other than in connection with any refinancing, renewal, or extension of the Term Loans, the terms of such refinancing, renewal or extension are no less favorable in the aggregate to the Borrowers, the Agent or the Lenders than the original Debt so refinanced, renewed or extended; (f) Debt consisting of Guaranties permitted pursuant to the provisions of Section 7.12; and (g) other Debt in an aggregate principal amount at any time of not more than $5,000,000. The Borrowers shall not incur any Debt (as currently defined in the Indenture) secured by Restricted Collateral, except (1) the Obligations, (2) the Term Loans or any refinancings thereof (as contemplated by and permitted herein and in the Intercreditor Agreement) and (3) Debt permitted by clauses (1) through (7) of Section 1008 of the Indenture.

    7.14.  Prepayment.  Neither the Parent nor any of its domestic Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement, unless (a)(i) no Default or Event of Default then exists or would exist after giving effect to any such payment, (ii) after giving effect to such prepayment, Availability is equal to or greater than $60,000,000, and (iii) such prepayment is a voluntary, permanent prepayment of Debt other than the Debt now or hereafter evidenced by and described in the Indenture, or (b) if such prepayment results from the use of proceeds derived from a permitted sale of Fixed Assets or a casualty loss or condemnation involving the Fixed Assets, the proceeds of such sale, casualty or condemnation (net of closing costs, fees and expenses and an amount equal to the tax liabilities arising as a result of any gain associated with such sale, casualty or condemnation) must have been received and applied as contemplated in the Intercreditor Agreement and the documents evidencing the Term Loans. Notwithstanding anything to the contrary in the first sentence of this Section 7.14, (I) the proceeds (net of closing costs, fees and expenses and an amount equal to the tax liabilities arising as a result of any gain associated with such sale) of the sale of the Parent's headquarters building in Woodland Hills, California shall be applied as follows: the first $5,000,000 of such proceeds shall be applied in payment of the Term Loans and the balance shall be applied against the Obligations in conformity with the provisions of Section 3.6, and

(II) the proceeds (net of closing costs, fees and expenses and an amount equal to the tax liabilities arising as a result of any gain associated with such sale) of the sale of any Collateral that is subject to a Lien which is not prohibited by the terms hereof and is prior to the Agent's Lien, shall be applied first to repaying the Debt evidenced by such Lien.

    7.15.  Transactions with Affiliates.  Except as set forth below or as not prohibited by the provisions of the definition of Restricted Investment, neither the Parent nor any of the other Borrowers shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate that is not a Borrower, or lend or advance money or property to any Affiliate that is not a Borrower, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate that is not a Borrower, or become liable on any Guaranty (other than Guaranties permitted under Section 7.12) of the indebtedness, dividends, or other obligations of any Affiliate that is not a Borrower. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, the Borrowers may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Co-Agents, no less favorable to the Borrowers than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate and otherwise in compliance with the provisions, if applicable, of Section 482 of the Code. For avoidance of doubt, if the referenced transactions result in the creation of Accounts owed by Foreign Affiliate(s) to one or more of the Borrowers, such transactions shall be deemed to comply with the requirements of the preceding sentence for so long as either (i) the amount of such Accounts is less than $33,000,000 in the aggregate, or (ii)(A) prior to the date the Credit Facility of the Foreign Subsidiaries is put in place, the DSO associated with such Accounts is less than one hundred eighty (180), or (B) after the date the Credit Facility of the Foreign Subsidiaries is put in place, the DSO associated with such Accounts is less than one hundred sixty-five (165).

    7.16.  Investment Banking and Finder's Fees.  Neither the Parent nor any of its domestic Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment domestic Subsidiaries banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrowers shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that any Borrower is obligated to pay for any such fees, and all costs and expenses (including reasonable attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

    7.17.  Business Conducted.  The Parent shall not and shall not permit any of the other Borrowers to, engage directly or indirectly, in any general line of business other than the businesses in which the Parent and the Borrowers are engaged on the Closing Date.

    7.18.  Liens.  Neither the Parent nor any of the other Borrowers shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except (a) Permitted Liens, provided that the amount of cash and cash equivalents subject to Liens to third parties on the Closing Date relating to Liens identified in clause (i) of the definition of "Permitted Liens" shall not exceed in the aggregate $5,150,000 and the amount thereof after the Closing Date shall not at any time exceed $5,150,000 in the aggregate, (b) Liens, if any, in effect as of the Closing Date and described in Schedule 6.9 securing Debt described in Schedule 6.9 and any permitted refinancings, renewals or extensions of such Debt, (c) Liens securing Capital Leases and purchase money Debt permitted in Section 7.13, (d) other Liens securing liabilities in an aggregate amount not to exceed $5,000,000 at any time, and (e) Liens on property acquired by Borrowers that is subject to such Liens at the time of acquisition, provided the Debt secured by such Liens constitutes Permitted Debt or such Liens are otherwise permitted under Section 7.18(c) or 7.18(d).

    7.19.  Sale and Leaseback Transactions.  Neither the Parent nor any of the other Borrowers shall, directly or indirectly, enter into any arrangement with any Person providing for the Parent or any other Borrower to lease or rent property that the Parent or such other Borrower has sold or will sell or otherwise transfer to such Person unless (a) no Default or Event of Default exists, (b) the net tangible book value of the assets so sold is less than $15,000,000 in the aggregate in any Fiscal Year or the transaction is listed and described on Schedule 7.19 hereto, (c) in the case of the transactions listed on Schedule 7.19, the transaction is completed in a manner consistent with the description on Schedule 7.19, and (d) the proceeds (net of closing costs, fees and expenses and an amount equal to the tax liabilities arising as a result of any gain associated with such sale and leaseback) realized as a result of any such transaction are allocated and distributed in accordance with the terms of the Intercreditor Agreement; provided, however, that none of the Borrowers shall enter into any sale and leaseback transaction (except Sale and Leaseback Transactions (as currently defined in the Indenture) permitted by clauses (1) through (4) of Section 1009 of the Indenture) if the Attributable Debt (as currently defined in the Indenture) in respect of such sale and leaseback transaction exceeds an amount equal to (i) $125,000,000, minus (ii) the sum of (A) the aggregate amount of Debt (as currently defined in the Indenture) owed at such time by Parent and its domestic Subsidiaries and secured by Restricted Collateral (other than Debt described in clause (iii) below and Debt under the Loan Documents) plus (B) the aggregate amount of Attributable Debt (as currently defined in the Indenture) of Parent and its domestic Subsidiaries existing at such time with respect to Restricted Collateral (except for Sale and Leaseback Transactions (as currently defined in the Indenture) permitted by clauses (1) through (4) of Section 1009 of the Indenture), minus (iii) the amount of Debt (as currently defined in the Indenture) in respect of the Term Loans at such time after taking into account any repayment thereof from the proceeds of such sale and leaseback transaction (net of closing costs, fees and expenses and an amount equal to the tax liabilities arising as a result of any gain associated with such sale and leaseback transaction). For avoidance of doubt, it is understood and agreed that the provisions of this Section 7.19 are designed to restrict and control Borrowers' rights with respect to sale and leaseback or similar transactions, not the execution and delivery of non-capitalized operating leases.

    7.20.  New Subsidiaries.  The Parent shall not, directly or indirectly, organize, create, acquire or permit to exist any domestic Subsidiary other than those listed on Schedule 6.5 or unless the value of any such Subsidiary's assets at the greater of fair market value or net tangible book value (a) is less than $1,000,000, and (b) together with the value of the assets of all Subsidiaries that are not Borrowers (other than Factory Power) at the greater of fair market value or net tangible book value is less than $2,000,000.

    7.21.  Fiscal Year.  No Borrower shall change its Fiscal Year.

    7.22.  Fixed Charge Coverage Ratio.  Except to the extent set forth to the contrary below in this Section 7.22 with respect to the periods ending September 30, 2001 and December 31, 2001, the Parent and its Subsidiaries will maintain a Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters ended on the last day of each fiscal quarter set forth below (or with respect to the fiscal quarters ending on or before June 30, 2001, measured for the period commencing on July 1, 2001 and ending on the last day of such fiscal quarter) of not less than the respective ratio set forth below opposite each such fiscal quarter:

Period Ending	Fixed Charge Coverage Ratio
September 30, 2001	.75 : 1.00
December 31, 2001	.90 : 1.00
March 31, 2002	1.00 : 1.00
June 30, 2002	1.00 : 1.00
September 30, 2002	1.00 : 1.00
December 31, 2002	1.00 : 1.00
March 31, 2003	1.10 : 1.00
June 30, 2003	1.10 : 1.00
September 30, 2003	1.10 : 1.00
December 31, 2003	1.10 : 1.00
March 31, 2004	1.10 : 1.00
June 30, 2004	1.10 : 1.00

      (a) If Parent and its Subsidiaries fail to maintain a Fixed Charge Coverage Ratio of .75 to 1.00 for the three (3) month period ended September 30, 2001, or if Borrowers fail to deliver timely the quarterly Financial Statements for the period ended September 30, 2001, pursuant to Section 5.2(e) and without regard to any payment that may have been required pursuant to Section 7.22(b) below, Borrowers shall immediately pay to Agent for the pro rata benefit of the Lenders a Fixed Charge Coverage Ratio Deficiency Fee of $375,000 concurrently with the earlier of the date Borrowers deliver, or are obligated to deliver, the Financial Statements required pursuant to Section 5.2(e) to Co-Agents for the period ended September 30, 2001 (which fee will be refunded if the applicable Financial Statements when delivered to and approved by Co-Agents reflect a Fixed Charge Coverage Ratio of .75 to 1.00 for such period). If Borrowers timely deliver such quarterly Financial Statements and the Fixed Charge Coverage Ratio reflected therein is at least .50 to 1.00 but less than .75 to 1.00 and thereafter Borrowers continuously maintain daily Availability of at least $25,000,000 from October 1, 2001 through the date the Financial Statements for the period ending December 31, 2001 are delivered to Co-Agents, no Event of Default shall be deemed to have occurred. If such quarterly Financial Statements reflect a Fixed Charge Coverage Ratio of (i) less than .50 to 1.00 as of September 30, 2001 measured as set forth above, or (ii) equal to or greater than .50 to 1.00 but less than .75 to 1.00 and Borrowers fail to maintain daily Availability of at least $25,000,000 from October 1, 2001 through the date the Financial Statements for the period ending December 31, 2001 are delivered to Co-Agents, then in either such case under this Section 7.22(a)(i) or (a)(ii), an Event of Default shall be deemed to have occurred.

      (b) If Parent and its Subsidiaries fail to maintain a Fixed Charge Coverage Ratio of .90 to 1.00 for the six (6) month period ended December 31, 2001, or if Borrowers fail to deliver timely the annual Financial Statements for the period ended December 31, 2001, pursuant to Section 5.2(a), Borrowers shall immediately pay to Agent for the pro rata benefit of the Lenders and without regard to any payment that may have been required pursuant to Section 7.22(a) above, a Fixed Charge Coverage Ratio Deficiency Fee of $375,000 concurrently with earlier of the date Borrowers deliver, or are obligated to deliver, the Financial Statements required pursuant to

  Section 5.2(a) to Co-Agents for the period ended December 31, 2001 (which fee will be refunded if the applicable Financial Statements when delivered to and approved by Co-Agents reflect a Fixed Charge Coverage Ratio of .90 to 1.00 for such period). If Borrowers timely deliver such quarterly Financial Statements and the Fixed Charge Coverage Ratio reflected therein is at least .75 to 1.00 and thereafter Borrowers continuously maintain daily Availability of at least $25,000,000 from December 31, 2001 through the date the Financial Statements for the period ending March 31, 2002 are delivered to Co-Agents, no Event of Default shall be deemed to have occurred. If such quarterly Financial Statements reflect a Fixed Charge Coverage Ratio of (i) less than .75 to 1.00 as of December 31, 2001 measured as set forth above or (ii) equal to or greater than .75 to 1.00 but less than .90 to 1.00 and Borrowers fail to maintain daily Availability of at least $25,000,000 for each day from December 31, 2001 through the date the Financial Statements for the period ending March 31, 2002 are delivered to Co-Agents, then in either such case under this Section 7.22(b)(i) or (b)(ii), an Event of Default shall be deemed to have occurred.

    7.23.  Minimum EBITDA.  The Borrowers shall generate EBITDA of not less than $0 during each quarter of the term of this Agreement.

    7.24.  Minimum Tangible Net Worth.  The Parent and its Subsidiaries will maintain Tangible Net Worth as of the end of each month during the periods set forth below of not less than the respective amount set forth below opposite each such period:

Month	Amount
July 31, 2001 through November 30, 2002	$310,000,000
December 31, 2002 through November 30, 2003	$323,620,000
December 31, 2003 through June 30, 2004	$348,735,000

    7.25.  Capital Expenditures.  Capital Expenditures of the Parent and its Subsidiaries shall not exceed the respective amount for the respective periods set forth below:

Period	Maximum Capital Expenditures
January 1, 2001 through June 30, 2001	$15,000,000
January 1, 2001 through September 30, 2001	$25,000,000
January 1, 2001 through December 31, 2001	$32,000,000
January 1, 2001 through December 31, 2002	$43,000,000
January 1, 2003 through December 31, 2003	$43,000,000
January 1, 2004 through June 30, 2004	$43,000,000

The limitations on Capital Expenditures for calendar year 2001 are cumulative limitations for said year measured as of the respective dates set forth above. The limitations for other calendar years are annual Capital Expenditure limitations, measured quarterly. Capital Expenditures permitted hereunder and not used during any calendar year may be carried over into a subsequent calendar year in an amount of up to $10,000,000. For purposes of the foregoing calculation, proceeds of the sale of obsolete, fully depreciated or replaced Equipment and proceeds of casualty losses or condemnation proceedings affecting Equipment that are used by the Borrowers for the purpose of Capital Expenditures shall be deducted from in the calculation of Capital Expenditures for this covenant.

    7.26.  Limitation on Term Debt Loan Reborrowings.  Borrowers shall not reborrow any amounts under the Term Debt Loan that are repaid.

    7.27.  Use of Proceeds.  The Parent shall not, and shall not suffer or permit any other Borrower to, use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

    7.28.  Additional Borrowers.  To the extent that the assets of any Subsidiary (other than Factory Power) that is not a Borrower at any time measured at net book value is more than $1,000,000, such Subsidiary shall execute an assumption agreement acceptable to Co-Agents pursuant to which such Subsidiary shall immediately become a Borrower hereunder, subject to all of the obligations and liabilities of every other Borrower hereunder.

    7.29.  Foreign Subsidiaries Stock Pledge.  Within sixty (60) days of the Closing Date, sixty-five percent (65%) of the equity ownership interest of the Parent and the other Borrowers in their direct foreign Subsidiaries shall be pledged to Agent for the benefit of the Lenders, and the other Borrowers, pursuant to a pledge agreement and other documents, in form and substance acceptable to Co-Agents; provided however, that if (a) no Foreign Subsidiary Credit Facility Guaranty is then in effect or required in connection with the Credit Facility of the foreign Subsidiaries, and (b) (i) if the Credit Facility of the Foreign Subsidiaries is in effect, or (ii) a pledge of the stock of the foreign Subsidiaries is required thereunder, then Agent, at the request of the Parent, shall be authorized to release the pledge of equity ownership interests of the Parent and the other Borrowers' foreign Subsidiaries.

    7.30.  Further Assurances.  The Borrowers shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as either or both of the Co-Agents or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

ARTICLE VIII

CONDITIONS OF LENDING

    8.1.  Conditions Precedent to Making of Loans on the Closing Date.  The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied or waived in a manner satisfactory to the Co-Agents:

      (a) This Agreement and the other Loan Documents (other than the Borrowers' Ex-Im Agreement and other documents relating specifically to Ex-Im Bank Guaranteed Loans), shall have been executed by each party thereto and each Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and in the other Loan Documents which are required to be performed or complied with by such Borrower before or on such Closing Date.

      (b) Upon making the Revolving Loans (including such Revolving Loans made to finance the fees or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement) and with all its obligations current, the Borrowers shall have Availability of at least $50,000,000.

      (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date except to the extent they relate specifically and only to an earlier date.

      (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

      (e) The Co-Agents and the Lenders shall have received such opinions of counsel for the Parent and the other Borrowers as the Co-Agents shall request, each such opinion to be in a form, scope, and substance satisfactory to the Co-Agents and their respective counsel.

      (f)  The Agent shall have received ALTA title policies, in form and substance reasonably acceptable to Co-Agents, with respect to the Mortgages.

      (g) The Agent shall have received Documents evidencing and creating a Lien on the Collateral in favor of Agent for the benefit of the Lenders, subject only to the Liens identified in Section 6.2.

      (h) The Agent shall have received:

        (i)  original copies of proper financing statements, duly executed by the Borrowers on or before the Closing Date under the UCC of all jurisdictions that the Co-Agents may deem necessary or desirable in order to perfect the Agent's Liens; and

        (ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Parent and the other Borrowers except Permitted Liens and other Liens permitted pursuant to Section 7.18.

      (i)  The Borrowers shall have paid all fees and expenses of the Co-Agents including the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

      (j)  The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

      (k) The Co-Agents shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Co-Agents in all respects.

      (l)  All proceedings taken in connection with the execution of this Agreement, all Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Co-Agents.

      (m) The Borrowers shall have or shall have received additional liquidity of at least $175,000,000 from one or more Liquidity Events, the terms, amount, form and substance of which must be acceptable to the Co-Agents.

      (n) The completion by Agent of its due diligence in connection with the Loan Documents, with the results thereof being acceptable to Agent.

      (o) The execution by Agent and Term Debt Lender of the Intercreditor Agreement.

      (p) The Borrowers' shall have no liability under the (i) Foreign Bank Guaranties and (ii) corporate Guaranties to banks reflected on Schedule 8.1(p).

      (q) Stock pledges in favor of Agent pursuant to documents approved by Co-Agents of the stock of the Borrowers other than the Parent.

      (r) Without limiting the generality of the items described above, the Borrowers and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing Checklist" delivered by the Agent to the Borrowers prior to the Closing Date.

The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by each Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of each Borrower, dated the Closing Date, to such effect.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

    8.2.  Conditions Precedent to Each Loan.  The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

      (a) The following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

        (i)  the representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

        (ii) no event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

        (iii) no event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

      (b) No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Ex-Im Bank Guaranteed Loans, Non-Ratable Loans or Agent Advance made in accordance with the provisions of Sections 1.2(h), (i) and (j).

ARTICLE IX

DEFAULT; REMEDIES

    9.1.  Events of Default.  It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

      (a) any failure by any Borrower to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder within three (3) Business Days of the date due, whether upon demand or otherwise;

      (b) any representation or warranty made or deemed made by any Borrower in this Agreement or by the Parent or any of the other Borrowers in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Parent or any of the other Borrowers under the Loan Documents at any time to the Co-Agents shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

      (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(l), 7.2, 7.5, 7.9 through 7.29 herein, or in Section 11 of the Security Agreement; (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Section 5.2 (other than 5.2(l)) or in Section 5.3 and such default shall continue for three (3) days or more; (iii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 7.4 or 7.7 and such default shall continue for thirty (30) days or more after the date that any Responsible Officer has knowledge of the existence of such default; or (iv) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which the Parent or any other Borrower and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for thirty (30) days or more;

      (d) any default shall occur (i) with respect to any Debt (other than the Obligations) of the Parent or any of the other Borrowers (A) the individual outstanding principal amount of which exceeds $5,000,000 or (B) the aggregate principal amount of which exceeds $5,000,000, or (ii) under any agreement(s) or instrument(s) under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by the Parent or any of the other Borrowers, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid [other than by regularly scheduled required prepayment(s)] prior to the stated maturity thereof due to a default thereunder;

      (e) any Borrower shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any material part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

      (f)  an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Borrower or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

      (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Borrower or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against all or any material part of the property of any Borrower;

      (h) any Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof, except as otherwise permitted under Section 7.9 (other than pursuant to the terms hereof at a time when, or after giving effect to such termination, no Default or Event of Default occurs);

      (i)  all or any material part of the property of any Borrower shall be nationalized or expropriated, seized or otherwise appropriated, or custody or control of such property or of any such Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

      (j)  any Loan Document shall be terminated (other than pursuant to the terms hereof at a time when or after giving effect to such termination no Default or Event of Default occurs), revoked or declared void or invalid or unenforceable or challenged by any Borrower or in writing by any other obligor;

      (k) one or more judgments, orders, decrees or arbitration awards is entered against any one or more of the Borrowers involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $3,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

      (l)  any loss, theft, damage or destruction of any item or items of Collateral or other property of the Parent or any other Borrower occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

      (m) there is filed against the Parent or any of the other Borrowers any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

      (n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect except as otherwise permitted by its terms or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

      (o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any one or more of the Borrowers under ERISA or the Code to anyone (excluding any excise or other taxes under the Code that the Parent has paid or is obligated to pay in connection with the Pension Reversion) in an aggregate amount in excess of $20,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $50,000,000; (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $20,000,000; or (iv) all of the Foreign Plans in the aggregate have liabilities in excess of assets (determined in accordance with the assumptions under such Foreign Plan and under applicable law used for funding the Foreign Plan pursuant to reasonable accounting standards) in an amount which would result or could reasonably be expected to result in a Material Adverse Effect;

      (p) there occurs a Change of Control;

      (q) Parent makes, voluntarily or involuntarily, a payment or a series of payments under any Guaranty described in Section 7.12(c) relating to an event giving rise to payment liability under such Guaranty in respect of a Subsidiary that is not a Borrower in an aggregate amount of $1,000,000 or more and after giving effect to such payment, Availability is not then the greater of (i) at least three (3) times the amount of such payment (or in the case of multiple payments under a single Guaranty, three (3) times the aggregate amount of such payments), or (ii) $10,000,000; or

      (r) there occurs an event having a Material Adverse Effect.

    9.2.  Remedies.

      (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrowers: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

      (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, upon the Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to each Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to each Borrower's address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives to the maximum extent permitted by applicable law: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. During the existence of an Event of Default the Agent is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, solely for the limited purpose of completing production of, advertising or selling any Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including reasonable attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

      (c) If an Event of Default occurs and is continuing, each Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing except with respect to notices that are required as a matter of law and can not be waived.

ARTICLE X

TERM AND TERMINATION

    10.1.  Term and Termination.  The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence and during the existence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are fully and finally paid and performed in full in immediately available funds, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE XI

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

    11.1.  Amendments and Waivers.

      (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by the Co-Agents, do any of the following:

         (i) increase or extend the Commitment of any Lender;

        (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

        (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

        (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

        (v) increase any of the percentages set forth in the definition of the Borrowing Base;

        (vi) amend this Section, or Section 3.6 or any provision of this Agreement providing for consent or other action by all Lenders;

       (vii) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 12.11;

       (viii) change the definitions of "Eligible Accounts", "Eligible Automotive Accounts", "Eligible Foreign Accounts", "Eligible Inventory", "Majority Lenders" or "Required Lenders"; or

        (ix) increase the Maximum Revolver Amount or Letter of Credit Subfacility;

    provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and provided further, that Schedule 1.2 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith. Notwithstanding the limitations contained in Section 11.1(a) above, the Lenders acknowledge that Borrowers intend to apply to the Ex-Im Bank for qualification under the Ex-Im Bank Working Capital Guarantee Program after the Closing Date. To the extent the Co-Agents approve the form of the documents governing Borrowers' application, Lenders to this Agreement as of the date of such approval shall execute any amendments without any amendment fee that may be necessary in the reasonable discretion of Co-Agents to this Agreement and to the other Loan Documents to enable the Agent and the Lenders to make Ex-Im Bank Guaranteed Loans to the Borrowers on the terms contained herein and in the Borrowers' Ex-Im Agreement (provided however, that in no event shall the provisions of such documents amend or eliminate the ten percent (10%) reserve requirement relating to Ex-Im Bank Guaranteed Loans set forth in clause (i) in the definition of "Reserves").

      (b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at the election of the Co-Agents, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

      (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change"):

         (i) requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

        (ii) requiring the consent of Required Lenders, the consent of Majority Lenders is obtained,

    then, so long as the Agent is not a Non-Consenting Lender, at the Borrower's request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, not to be unreasonably withheld, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

    11.2.  Assignments; Participations.

      (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld, delayed or conditioned) and in consultation with the Borrowers (which consultation shall not be binding on such Lender or the Agent), assign and delegate to one or more Eligible Assignees (provided that no consent or processing fee of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000; provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any note or notes subject to such assignment; and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. The Borrowers agree to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

      (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

      (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrowers to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

      (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of any Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a)(i), (ii) and (iii), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

      (f)  Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

ARTICLE XII

THE AGENT

    12.1.  Appointment and Authorization.  Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article XII. The provisions of this Article XII are solely for the benefit of the Agent and the Lenders and the Borrowers shall have no rights as a third party beneficiary of any of the provisions contained in this Article XII (except for the provisions of Sections 12.10, 12.11(a), 12.11(b) and 12.18(d)). Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

    12.2.  Delegation of Duties.  The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

    12.3.  Liability of Agent.  None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Parent or any other Borrower or Affiliate of the Parent, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent or any of the Parent's Subsidiaries or Affiliates.

    12.4.  Reliance by Agent.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

    12.5.  Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

    12.6.  Credit Decision.  Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Parent and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parent and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

    12.7.  Indemnification.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

    12.8.  Agent in Individual Capacity.  The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent and its Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding the Parent, each Borrower, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Parent or any other Borrower) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

    12.9.  Successor Agent.  The Agent may resign as Agent upon at least 30 days' prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and Syndication Agent shall become the successor agent hereunder, at Syndication Agent's option. If Syndication Agent chooses not to become the successor agent hereunder, the Lenders hereunder, including such purchaser or transferee, shall appoint from among the Lenders in consultation with the Borrowers (which consultation shall not be binding) the Successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders in consultation with the Borrowers (which shall not be binding) a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

    12.10.  Withholding Tax.

      (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

         (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

        (ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

        (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

  Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

      (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

      (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

      (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

      (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

    12.11.  Collateral Matters.

      (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Parent certifies to the Agent that the sale or disposition is made in compliance with Section 7.9 or Section 7.19 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to any Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $5,000,000 during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

      (b) Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders (or the Required Lenders, if applicable) of the Agent's authority to release Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days (or such shorter period to which Agent may agree) prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's reasonable opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

      (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

    12.12.  Restrictions on Actions by Lenders; Sharing of Payments.

      (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrowers or any accounts of any Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrowers, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

      (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

    12.13.  Agency for Perfection.  Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting Agent's Liens in assets which, in accordance with Article IX of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

    12.14.  Payments by Agent to Lenders.  All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

    12.15.  Settlement.

      (a) (i) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, including the Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and the Agent Advance shall take place on a periodic basis in accordance with the following provisions:

      (ii) The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) Ex-Im Bank Guaranteed Loans, (C) for itself, with respect to each Agent Advance, and (D) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 11:00 a.m. (Los Angeles, California time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Ex-Im Bank Guaranteed Loans and Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and

  Agent Advances with respect to each Settlement to the Agent, to Agent's account, not later than 2:00 p.m. (Los Angeles, California time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article VIII have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Ex-Im Bank Guaranteed Loan, Non-Ratable Loan or Agent Advance and, together with the portion of such Ex-Im Bank Guaranteed Loan, Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (I) on behalf of the Bank, with respect to each outstanding, Ex-Im Bank Guaranteed Loan or Non-Ratable Loan, and (II) for itself, with respect to each Agent Advance.

      (iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Ex-Im Bank Guaranteed Loan, Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Ex-Im Bank Guaranteed Loan, Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Ex-Im Bank Guaranteed Loan, Non-Ratable Loan or Agent Advance; and (B) if Settlement has not previously occurred with respect to such Ex-Im Bank Guaranteed Loans, Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Ex-Im Bank Guaranteed Loans, Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

      (iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Ex-Im Bank Guaranteed Loan, Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Ex-Im Bank Guaranteed Loan, Non-Ratable Loan or Agent Advance.

      (v) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Ex-Im Bank Guaranteed Loans and Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Ex-Im Bank Guaranteed Loans, Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Ex-Im Bank Guaranteed Loans and Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent

  Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

      (vi) Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article VIII have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan, Ex-Im Bank Guaranteed Loan, or Non-Ratable Loan.

      (b)  Lenders' Failure to Perform.  All Revolving Loans (other than Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

      (c)  Defaulting Lenders.  Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender's Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred a corresponding amount to the Borrowers on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

      (d)  Retention of Defaulting Lender's Payments.  The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (i) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee, and (ii) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers or any Defaulting Lender of its duties and obligations hereunder.

      (e)  Removal of Defaulting Lender.  At the Borrowers' request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.

    12.16.  Letters of Credit; Intra-Lender Issues.

      (a)  Notice of Letter of Credit Balance.  On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

      (b)  Participations in Letters of Credit.

        (i)  Purchase of Participations.  Immediately upon issuance of any Letter of Credit in accordance with Section 1.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

        (ii)  Sharing of Reimbursement Obligation Payments.  Whenever the Agent receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrowers. Each such payment shall be made by the Agent on the next Settlement Date.

        (iii)  Documentation.  Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

        (iv)  Obligations Irrevocable.  The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the

    Borrowers for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

          (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (B) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrowers or any other Person and the beneficiary named in any Letter of Credit);

          (C) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (E) the occurrence of any Default or Event of Default; or

          (F) the failure of any Borrowers to satisfy the applicable conditions precedent set forth in Article VIII.

      (c)  Recovery or Avoidance of Payments; Refund of Payments In Error.  In the event any payment by or on behalf of any Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      (d)  Indemnification by Lenders.  To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

    12.17.  Concerning the Collateral and the Related Loan Documents.  Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Ex-Im Bank Guaranteed Loans, Non-Ratable Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

    12.18.  Field Audit and Examination Reports; Disclaimer by Lenders.  By signing this Agreement, each Lender:

      (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of the Agent;

      (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

      (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of each Borrower's personnel;

      (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

      (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

    12.19.  Relation Among Lenders.  The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

    12.20.  Co-Agents.  None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE XIII

MISCELLANEOUS

    13.1.  No Waivers; Cumulative Remedies.  No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrowers and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

    13.2.  Severability.  The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

    13.3.  Governing Law; Choice of Forum; Service of Process.

      (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) OTHER THAN §5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (i) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE

  OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

      (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

      (d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF ANY PARTY HERETO BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

      (e) Notwithstanding the provisions of Section 13.3(d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Lenders which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 13.3(f).

      (f)  At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Section 13.3(d) and (e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

      (g) No provision of Sections 13.3(d) through (g) shall limit the right of the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Agent's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

    13.4.  WAIVER OF JURY TRIAL.  SUBJECT TO THE PROVISIONS OF SECTION 13.3(d), THE BORROWERS, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    13.5.  Survival of Representations and Warranties.  All of each Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

    13.6.  Other Security and Guaranties.  The Agent, may, without notice or demand and without affecting any Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

    13.7.  Fees and Expenses.  Each Borrower agrees to pay to the Co-Agents, for their benefit, on demand, all costs and expenses that Co-Agents pay or incur in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and each Borrower's operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit), it being agreed that if no Default or Event of Default exists, Agent intends to conduct one full annual appraisal of all Collateral and a so-called "desktop" or summary appraisal of Collateral every six (6) months during each Fiscal Year and at any time when a Default or Event of Default exists, Agent may conduct as many appraisals and in such order and on such dates as Agent deems necessary and appropriate; and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, each Borrower agrees to pay costs and expenses incurred by the Co-Agents (including Attorney Costs) to the Co-Agents, for their benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in Section 3.5.

    13.8.  Notices.  Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to the Bank:
Bank of America, N.A. 55 South Lake Ave., Suite 900 Pasadena, California 91101 Attention: Business Credit-Account Executive Telecopy No.: (626) 578-6069
If to the Borrower:
UNOVA, Inc. 21900 Burbank Boulevard Woodland Hills, California 91367 Attention: Treasurer Telecopy No.: (818) 992-2627

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

    13.9.  Waiver of Notices.  Unless otherwise expressly provided herein, to the extent permitted by law each Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Borrower which the Agent or any Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

    13.10.  Binding Effect.  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and permitted assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of the Agent and each Lender. Subject to the provisions of Section 11.12, the rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

    13.11.  Indemnity of the Agent and the Lenders by the Borrowers.

      (a) Each Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

      (b) Each Borrower agrees to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrower's operations, business or property; provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to any such liabilities that result from the gross negligence or willful misconduct of such Indemnified Person. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrowers. The indemnity includes but is not limited to Attorney Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

    13.12.  Limitation of Liability.  NO CLAIM MAY BE MADE BY ANY BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

    13.13.  Final Agreement.  This Agreement and the other Loan Documents are intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. Subject to the provisions of Section 11.1, this Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for that certain "fee letter" dated of even date herewith, between the Borrowers and the Agent. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the Lenders required for such action.

    13.14.  Counterparts.  This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

    13.15.  Captions.  The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

    13.16.  Right of Setoff.  In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

    13.17.  Confidentiality.

      (a) Each Borrower severally hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrowers and a general description of the Borrower's business and may use the Borrower's name in advertising and other promotional material.

      (b) Subject to the provisions of the following sentence, each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by each Borrower and provided to the Agent or such Lender by or on behalf of such Borrower, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (G) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any one or more of the Borrowers is party or is deemed party with the Agent or such Lender; and (I) to its Affiliates. In the event either of the Co-Agents or any Lender or any person to whom either of the Co-Agents or any Lender transmits confidential information in accordance with this Section 13.17 becomes legally compelled to disclose such information, such Co-Agent, Lender or person shall, unless legally constrained against doing so, use reasonable efforts (but shall have no liability for a failure to do so) to provide Borrowers with prompt notice thereof so that Borrowers may seek a protective order or other appropriate remedy to prevent any such disclosure.

    13.18.  Conflicts with Other Loan Documents.  Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

    13.19.  Joint and Several Liability.  The Borrowers shall be liable for all amounts due to the Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrowers.

    Each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, any other Guarantor, or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Agent and/or any Lender, (d) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or Collateral for the Obligations of the other Borrowers, (e) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section-1111(b)(2) of the Bankruptcy Code, (f) any borrowing or grant of a security interest by the other Borrowers, as debtors-in-possession under Section 364 of the Bankruptcy Code, (g) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (h) any other circumstances which might constitute a legal or equitable discharge or defense of a Guarantor or of the other Borrowers. With respect to each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and the Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against such Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of the Borrowers to the Agent and/or any Lender.

    Upon and during the continuance of any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

    13.20.  Contribution and Indemnification among the Borrowers.  Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101(31) of the Bankruptcy Code Section of the Uniform Fraudulent Transfer Act (the "UFTA"), or Section 2 of the Uniform Fraudulent Conveyance Act (the "UFCA"), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. Each agreement, consent, warranty, representation or obligation of the Borrowers hereunder shall be deemed to be made or to have been made by the Borrowers on a joint and several basis. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Documents, supersede such inconsistent provision.

    13.21.  Additional Rights of Contribution.  Each Borrower hereby agrees that to the extent that any individual Borrower or entity obligated hereunder shall have paid an amount hereunder or pursuant to this Agreement which would, but for this provisions, render such Borrower or entity insolvent for purposes of state or federal fraudulent conveyance laws, such Borrower shall be entitled to seek and receive contribution from and against any other Borrower hereunder to the extent such contribution would not render such other Borrower insolvent. The provisions of this Section 13.21 shall in no respect limit the obligations and liabilities of any Borrower to Agent and Lenders and each Borrower shall remain liable to Agent and Lenders for the full amount of such Borrower's Obligations hereunder.

    13.22.  Agency of Parent for each other Borrower.  Each of the other Borrowers appoints Parent as its agent for all purposes relevant to this Agreement, including (without limitation) the giving and receipt of notices, the request for Revolving Loans and the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers acting singly or jointly, or both, shall be valid and effective if given or taken only by Parent, whether or not any of the other Borrowers joins therein.

(SIGNATURE PAGE FOLLOWS)

    IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

"BORROWERS"
UNOVA, INC., a Delaware corporation
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC., a Delaware corporation
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
INTERMEC TECHNOLOGIES CORPORATION, a Washington corporation
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
R & B MACHINE TOOL COMPANY, a Michigan corporation
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
J.S. MCNAMARA COMPANY, a Michigan corporation
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer

M M & E, INC., a Nevada corporation
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
INTERMEC IP CORP., a Delaware corporation
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
UNOVA IP CORP., a Delaware corporation
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
"ADMINISTRATIVE AGENT"
BANK OF AMERICA, N.A., as the Agent
By:	/s/ RICHARD BURKE Richard Burke Senior Vice President
"SYNDICATION AGENT"
HELLER FINANCIAL, INC., a corporation
By:	/s/ MICHELE KOVATCHIS
Name:	MICHELE KOVATCHIS
Title:	SENIOR VICE PRESIDENT

"LENDERS"
Commitment Amount: $47,500,000	BANK OF AMERICA, N.A., as a Lender
	By:	/s/ RICHARD BURKE Richard Burke Senior Vice President
Commitment Amount: $47,500,000	HELLER FINANCIAL, INC., a corporation
	By:	/s/ MICHELE KOVATCHIS
	Name:	MICHELE KOVATCHIS
	Title:	SENIOR VICE PRESIDENT
Commitment Amount: $25,000,000	PNC BANK, NATIONAL ASSOCIATION
	By:	/s/ ILAN YEHVOS
	Name:	ILAN YEHVOS
	Title:	VICE PRESIDENT
Commitment Amount: $17,500,000	GMAC BUSINESS CREDIT, LLC
	By:	/s/ CHIP OBOZA
	Name:	CHIP OBOZA
	Title:	VICE PRESIDENT
Commitment Amount: $17,500,000	GMAC COMMERCIAL CREDIT LLC
	By:	/s/ JOSEPH A. GRIMALDI
	Name:	JOSEPH A. GRIMALDI
	Title:	PRESIDENT & CEO

Commitment Amount: $35,000,000	THE CIT GROUP/BUSINESS CREDIT, INC.
	By:	/s/ MICHAEL GARDNER
	Name:	MICHAEL GARDNER
	Title:	VICE PRESIDENT
Commitment Amount: $10,000,000	COMERICA BANK
	By:	/s/ KEITH NICHOLS
	Name:	KEITH NICHOLS
	Title:	VICE PRESIDENT

ANNEX A—Defined Terms

    Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

    "Accounts" means all of each Borrower's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

    "Account Debtor" means each Person obligated in any way on or in connection with an Account.

    "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of any Borrower pursuant to agreement or overdrafts.

    "ADS" means Automated Data Systems.

    "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person, except with respect to a Person owning an equity interest in Parent, in which case such Person shall be deemed to be an Affiliate only if owns more than fifteen percent (15%) or more of the ownership equity interest in Parent. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

    "Agent" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

    "Agent Advances" has the meaning specified in Section 1.2(i).

    "Agent Dominion" shall have the meaning ascribed to that term in the Security Agreement.

    "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.

    "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

    "Aggregate Revolver Outstandings" means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) without duplication the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

    "Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

    "Amtech Bonds" means bonds that the Parent or the other Borrowers were required to post in connection with the business activities of Amtech Systems Corporation and its Subsidiaries, which entities were sold pursuant to that certain Stock and Asset Purchase Agreement dated June 30, 2001, among Parent, Intermec Technologies Corporation and various other entities, pursuant to which Stock and Asset Purchase Agreement the purchasers thereunder have fully indemnified Parent and the other Borrowers for any liability under said bonds.

    "Applicable Margin" means:

      (a) with respect to Base Rate Revolving Loans and all other Obligations that are due and unpaid (other than LIBOR Rate Loans), one and one-half of one percent (1.50%); and

A–1

      (b) with respect to LIBOR Revolving Loans, three percent (3%).

    The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Parent's consolidated financial performance, commencing on the thirtieth (30th) day after delivery of the Parent's consolidated fiscal year audited Financial Statements to Lenders for the fiscal year ending December 31, 2001. Adjustments in the Applicable Margins shall be determined by reference to the following grids:

If Leverage Ratio is:	Level of Applicable Margins:
> or = 4.00:1	Level I
< to 4.00:1	Level II
	Applicable Margins Level I	Level II
Base Rate Revolving Loans	1.50%	1.25%
LIBOR Revolving Loans	3.00%	2.75%

    All adjustments in the Applicable Margins after those based on Parent's consolidated fiscal year audited Financial Statements to Lenders for the fiscal year ending December 31, 2001, shall be implemented quarterly on a prospective basis, commencing on the thirtieth (30) day after the date of delivery to the Lenders of quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment commencing with the statements for the quarter ended March 31, 2002. Concurrently with the delivery of those Financial Statements, the Parent shall deliver to the Agent and the Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

    "Assignee" has the meaning specified in Section 11.2(a).

    "Assignment and Acceptance" has the meaning specified in Section 11.2(a).

    "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent and the reasonably allocated costs and expenses of internal legal services of the Agent, or to the extent provided in the Agreement, by the Syndication Agent or by the other Lenders.

    "Availability" means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (c) in each case, the Aggregate Revolver Outstandings.

    "Availability Deposit Account" means a deposit account established with the Bank or any Affiliate of the Bank into which Borrowers may deposit cash.

    "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

    "Bank Products" means any one or more of the following types of services or facilities extended to the Parent and the other Borrowers by the Bank or any affiliate of the Bank in reliance on the Bank's

A–2

agreement to indemnify such affiliate: (a) credit cards; (b) ACH Transactions; (c) cash management, including controlled disbursement services; (d) Hedge Agreements; and (e) foreign exchange contracts.

    "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

    "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

    "Base Rate" means, for any day, the greater of the following rates of interest: (a) the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate); and (b) the Federal Funds Rate plus one-half of one percent (.50%). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

    "Base Rate Loans" means, collectively, the Base Rate Revolving Loans.

    "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

    "Blocked Account Agreement" means an agreement among the Borrowers, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

    "Borrowers' Ex-Im Agreement" means the Borrowers' Ex-Im Agreement entered into after the Closing Date by one or more of the Borrowers in favor of the Ex-Im Bank and the Agent relating to Ex-Im Bank Guaranteed Loans.

    "Borrower Dominion" shall have the meaning ascribed to that term in the Security Agreement.

    "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers or by Bank in the case of a Borrowing funded by Ex-Im Bank Guaranteed Loans, Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

    "Borrowing Base" means, at any time, an amount equal to the lesser of

      (a) the Maximum Revolver Amount or

      (b) the sum of:

         (i) up to eighty-five percent (85%) of the Net Amount of Eligible Accounts (the "Accounts Advance Rate"), so long as the "Dilution Percentage", as hereinafter defined, of such Accounts does not exceed seven and one-half percent (7.5%) for each Reporting Division based on a rolling three-month average. If the Dilution Percentage for any Reporting Division for any such three-month period exceeds seven and one-half percent (7.5%) (the "Excess Dilution Percentage"), then the Accounts Advance Rate for the following month for that Reporting Division shall be reduced by two percentage points (2%) for each one percentage point (1%) of Excess Dilution Percentage. Thereafter if the Dilution Percentage for that Reporting Division equals or is less than 7.5%, the Accounts Advance Rate for that Reporting Division will be increased to 85%. "Dilution Percentage" means the percent obtained by dividing (A) all credits, allowances, discounts, write-offs, contra-accounts and other offsets incurred in any month which reduce the value of Accounts for a Reporting Division, by

A–3

    (B) the gross amount of all Accounts created by any Borrower relating to that Reporting Division in such month, plus

    (ii)
    up to the lesser of (x) $10,000,000 or (y) fifty percent (50%) of Eligible Automotive Accounts; plus

    (iii)
    the lesser of (x) $75,000,000 or (y) the lesser of (a) sixty percent (60%) the value of Eligible Inventory or (b) eighty percent (80%) of the appraised net recovery value of certain raw material, work-in-process, and finished goods Inventory deemed eligible by Agent in its sole discretion; plus

    (iv)
    the cash or cash equivalents in the Availability Deposit Account; plus

    (v)
    with respect only to Ex-Im Bank Guaranteed Loans, the availability that exists pursuant to the terms of Borrowers' Ex-Im Agreement under the Export-Related Borrowing Base (as that term is defined in the Borrowers' Ex-Im Agreement), which shall not be more than the lesser of (x) $10,000,000 or (y) ninety percent (90%) of the Eligible Export-Related Accounts Receivable Value; minus

    (vi)
    the sum of

          (A) reserves for accrued and unpaid interest on the Obligations,

          (B) the Environmental Compliance Reserve,

          (C) a reserve of up to $35,000,000 until all Federal, state, local and foreign income taxes on the Pension Reversion have been paid,

          (D) the Bank Product Reserves, and

          (E) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to any Borrower, including reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of any Borrower and including, without limitation, the ten percent (10%) reserve described in clause (i) of the definition of "Reserves".

    "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Parent, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, in sufficient detail by Reporting Division or otherwise in such detail as shall be reasonably satisfactory to the Agent, including without limitation, a display of such calculations based on the Reporting Divisions of the Borrowers' businesses. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (b) to the extent that such calculation is not in accordance with this Agreement.

    "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

    "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

A–4

    "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

    "Capital Lease" means any lease of property by any Borrower which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Borrower.

    "Change of Control" means any of the following:

      (a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of either (i) the then outstanding shares of common stock of any Borrower (the "Outstanding Borrower Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of any Borrower entitled to vote generally in the election of directors (the "Outstanding Borrower Voting Securities"); excluding, however, the following acquisitions of Outstanding Borrower Common Stock and Outstanding Borrower Voting Securities: (A) any acquisition by any Borrower or any corporation controlled by any Borrower, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by any Borrower or any corporation controlled by any Borrower, or (C) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

      (b) Individuals who, as of the Closing Date, constitute the Board of Directors ("Board") of any Borrower (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a member of such Board subsequent to the Closing Date whose election, or nomination for election by any such Borrower's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

      (c) The approval by the shareholders of any Borrower of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Borrower (a "Business Combination"), or if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Borrower Common Stock and Outstanding Borrower Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns any Borrower or all or substantially all of any Borrower's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Borrower Common Stock and Outstanding Borrower Voting Securities, as the case may be; (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by any Borrower or any

A–5

  corporation controlled by any Borrower or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30 percent (30%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to any Borrower prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

    "Chattel Paper" means all of each Borrower's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

    "Clearing Bank" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

    "Closing Date" means the date of this Agreement.

    "Co-Agent" means Agent or Syndication Agent.

    "Co-Agents" mean Agent and Syndication Agent.

    "Code" means the Internal Revenue Code of 1986.

    "Collateral" means all of each Borrower's real property having either an estimated fair market value or a net book value in each case of $750,000 or more (other than the real property listed on Schedule 6.11 that is identified thereon as not being subject to a Lien in favor of Agent) and all other assets and personal property of any Person from time to time subject to Agent's Liens securing payment or performance of the Obligations.

    "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule 1.2 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

    "Consolidated Net Income" means, for any period, the net income or loss of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

    "Consolidating Schedules" means consolidating balance sheets and statements of operations reflecting each of the Reporting Segments of (a) the Parent and its Subsidiaries or (b), in certain instances as specified in the Agreement, of the Parent and the other Borrowers.

    "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

    "Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

    "Corporate Officer" means any officer of Parent as set forth in Parent's bylaws.

    "Credit Facility of the Foreign Subsidiaries" means the financial arrangements pursuant to which institutions provide financial accommodations to foreign Subsidiaries of the Parent, including, without limitation, credit, borrowings, foreign exchange contracts, letters of credit, bank guaranty and multi-currency borrowings.

A–6

    "Credit Support" has the meaning specified in Section 1.3(a).

    "Debt" means, without duplication, all liabilities, obligations and indebtedness of any Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on any Borrower's property, even though such Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties; and (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases.

    "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

    "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate, plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by 2 percentage points per annum.

    "Defaulting Lender" has the meaning specified in Section 12.15(c).

    "Deposit Account Control Agreement" means a deposit account control agreement among Borrowers, Agent and Bank pursuant to which Borrowers will perfect Agent's Lien in the cash deposited into the Availability Deposit Account.

    "Designated Account" has the meaning specified in Section 1.2(c).

    "Distribution" means, in respect of any Person: (a) the payment or making of any dividend or other distribution of property in respect of the equity interests of such Person (or any options or warrants for, or other rights with respect to, such equity interests) of such Person, other than distributions in the applicable equity interests (or any options or warrants for such equity interests) of the same class; or (b) the redemption or other acquisition by such Person of any equity interests (or any options or warrants for such stock) of such Person.

    "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Borrower.

    "DOL" means the United States Department of Labor or any successor department or agency.

    "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

    "DSO" means Days Sales Outstanding, which for purposes of this Agreement means as of the date of measurement, the number 360 multiplied by the following quotient: (i) total Accounts then due from Foreign Affiliates as of the end of each fiscal quarter divided by (ii) the amount of Borrowers' trailing three month revenues [multiplied by four (4)] based on sales to Foreign Affiliates at the end of such fiscal quarter during the term of this Agreement.

A–7

    "EBITDA" means, for any period Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in the determination of Consolidated Net Income for such period, (i) interest expense calculated in accordance with GAAP, (ii) the provision (or benefit) for income taxes, (iii) depreciation and amortization expense, (iv) any non-recurring, non-cash charges, including, any losses attributable to the write-down of long-lived assets or impairment of intangibles (i.e., goodwill), stock based compensation and amortization of financing costs, (v) any non-recurring, non-cash losses attributable to the sale of assets, including without limitation operating divisions or subsidiaries, outside the ordinary course of business, (vi) any net loss attributable to foreign exchange fluctuation, and (vii) any non-recurring severance charges and restructuring expenses attributable to the permanent reduction of employees or consolidation of operations in an aggregate amount not exceeding $5,000,000 for the six (6) month period ending December 31, 2001; and minus (b) without duplication and to the extent included in determining such Consolidated Net Income for such period, the sum of (i) any gains attributable to the sale of assets outside the ordinary course of business, (ii) any net gain attributable to foreign exchange fluctuation, and (iii) any other non-cash gains, all determined on a consolidated basis in accordance with GAAP. For this purpose, a "non-cash charge" is one which involves no cash expenditure in the current Fiscal Year and a "non-cash gain" is one which involves no cash receipt in the current Fiscal Year.

    "Eligible Accounts" means the Accounts which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not include any Account:

      (a) with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

      (b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

      (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

      (d) which represents a progress billing (as hereinafter defined) or as to which any Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's completion of any further performance under the contract or agreement;

      (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

A–8

      (f)  if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

      (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada (other than the Province of Newfoundland); or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit or is otherwise satisfactory to the Agent in its reasonable discretion;

      (h) owed by an Account Debtor which is an Affiliate or employee of the Borrower;

      (i)  except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Agent's Liens in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

      (j)  owed by an Account Debtor to which any Borrower or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

      (k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Agent's reasonable satisfaction with respect to such Account;

      (l)  owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent reasonably determines that its Lien therein is not or cannot be perfected;

      (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

      (n) which is evidenced by a promissory note or other instrument or by chattel paper;

      (o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

      (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit any Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

      (q) which arises out of a sale not made in the ordinary course of the Borrower's business;

      (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrowers, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

A–9

      (s) owed by an Account Debtor which is obligated to Parent and the other Borrowers respecting Accounts the aggregate unpaid balance of which exceeds twenty percent (20%) of the aggregate unpaid balance of all Accounts owed to Parent and the other Borrowers at such time by all of Parent and the other Borrowers Account Debtors, but only to the extent of such excess;

      (t)  which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders; and

      (u) which is characterized as either an Eligible Automotive Account or an Eligible Foreign Account.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

    "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent. Notwithstanding the foregoing, Eligible Assignee shall not include any Person that would otherwise qualify as an Eligible Assignee if such Person is (i) not then a Lender, and (ii) is then engaged in an actual, material dispute or controversy with one or more of the Borrowers or another Subsidiary of Parent.

    "Eligible Automotive Accounts" means those Accounts (a) which are owed to any Borrower by any of Ford Motor Company or General Motors Corporation or Daimler Chrysler Motor Corporation, (b) which are undisputed by any of Ford Motor Company or General Motors Corporation or Daimler Chrysler Motor Corporation, and (c) with respect to which such Accounts more than one hundred twenty (120) days but not more than one hundred eighty (180) days have elapsed since the date of the original invoice therefor.

    "Eligible Export-Related Accounts Receivable Value" shall have the meaning ascribed to that term in Borrowers' Ex-Im Agreement.

    "Eligible Foreign Accounts" means Eligible Export-Related Accounts Receivable (as that term is defined in the Borrowers' Ex-Im Agreement).

    "Eligible Inventory" means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, which the Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not include any Inventory:

      (a) that is not owned by a Borrower;

      (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (d) and clause (h) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves, and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

      (c) that does not consist of finished goods or raw materials;

      (d) that consists of work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

      (e) that is not in good condition, is unmerchantable, or does not meet in any material respect all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

A–10

      (f)  that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrower's business, or that is slow moving or stale;

      (g) that is obsolete or returned or repossessed or used goods taken in trade;

      (h) that is located outside the United States of America or Canada (or that is in-transit from venders or suppliers);

      (i)  that is located in a public warehouse or in possession of a bailee or in a facility leased by any Borrower, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;

      (j)  that contains or bears any Proprietary Rights licensed to a Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which any Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

      (k) that is owned by ADS and that is (i) in transit, or (ii) at variance to the General Ledger;

      (l)  that is owned by IAS and that (i) represents value based on inter-company profit, overhead purchase burden, or a favorable purchase price variance, or (ii) constitutes used goods or customer specific inventory;

      (m) that is not reflected in the details of a current perpetual inventory report; or

      (n) that is Inventory placed on consignment.

    If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

    "Environmental Claims" means all written claims asserted by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

    "Environmental Compliance Reserve" means any reserve which the Agent establishes in its reasonable discretion after prior written notice to the Borrowers from time to time for amounts that are reasonably likely to be expended by any Borrower in order for the Borrowers and their operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 7.7.

    "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority of the United States, in each case relating to environmental, health, safety and land use matters.

    "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

    "Equipment" means all of each Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory),

A–11

including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by the Borrowers and all of the Borrowers' rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

    "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

    "ERISA Affiliate" means any trade or business (whether or not incorporated) treated as a single employer with the Parent, the other Borrowers or any of its Subsidiaries in accordance with the provisions of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

    "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization or insolvent, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan, or the termination, insolvency or reorganization of a Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate, or (g) the commencement of any action or proceeding arising out of or relating to any of the transactions mentioned in Schedule 6.19 by any Governmental Authority or participants or other beneficiaries with respect to a Plan that results or could reasonably be expected to result in a material liability to any Borrower.

    "Event of Default" has the meaning specified in Section 9.1.

    "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder, as amended.

    "Ex-Im Bank" means the Export-Import Bank of the United States.

    "Ex-Im Bank Guaranteed Loan" means a loan contemplated under and evidenced by the Borrowers' Ex-Im Agreement that is subject to a Master Ex-Im Bank Guarantee.

    "Factory Power" means The Factory Power Company, an Ohio corporation.

    "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

    "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day,

A–12

the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

    "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

    "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

    "Fiscal Year" means the Borrowers' fiscal year for financial accounting purposes. The current Fiscal Year of the Borrowers will end on December 31, 2001.

    "Fixed Assets" means the Equipment and Real Estate of each Borrower that is subject to Liens in favor of the Term Debt Lender and Agent.

    "Fixed Charge Coverage Ratio" means, with respect to any fiscal period of Parent and the other Borrowers, the ratio of EBITDA to Fixed Charges.

    "Fixed Charges" means, with respect to any fiscal period of the Parent on a consolidated basis, without duplication, interest expense calculated in accordance with GAAP, Federal, state, local and foreign income taxes paid in cash net of refunds and reimbursements (excluding up to $35,000,000 of cash taxes related to the Pension Reversion and excluding taxes due in connection with gains on sales or dispositions of assets, provided that in any case in which proceeds of asset sales are conveyed or transferred to third parties, taxes due on gains on such sales or dispositions shall be excluded only if (a) no more than the proceeds of the assets sales or dispositions net of such taxes have been so transferred or conveyed, and (b) such transfers or conveyances of proceeds are otherwise permitted under this Agreement), Capital Expenditures (excluding Capital Expenditures funded with Debt other than Revolving Loans or funded with insurance or condemnation proceeds that have been made available to the Borrowers or with the proceeds of sales of obsolete, fully depreciated or replaced Equipment and used by the Borrowers for Capital Expenditures during such fiscal period, but including, without duplication, principal payments with respect to such Debt), scheduled principal payments of Debt, and permitted Distributions paid to third parties to the extent permitted pursuant to an amendment to this Agreement subsequent to the Closing Date.

    "Foreign Affiliate" means an Affiliate of a Borrower that is incorporated, formed or registered or whose principal place of business or headquarters is not in the United States.

    "Foreign Plan" means any benefit plan established or maintained outside of the United States which any Borrower or any of the Subsidiaries maintains, sponsors or to which such entity has any obligation or liability and which provides or otherwise makes available retirement or deferred benefits of any kind whatsoever to employees of, or other individuals associated with, any Borrower or its Subsidiaries.

    "Foreign Subsidiary Credit Facility Guaranty" means a Guaranty by the Parent of the Credit Facility of the Foreign Subsidiaries.

    "Funded Debt" means with respect to a Person, without duplication, (a) all Debt of such Person for borrowed money, (b) all Debt of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) the amount of all Debt of such Person under Capital Leases, (d) the amount of all Debt of such Person secured by a Lien existing on property owned by such Person whether or not the Debt secured thereby has been assumed by such Person or is non-recourse to such Person, (e) all Debt of such Person to redeem or retire any Capital Stock of such Person; provided that the holder(s) of such Capital Stock shall on the date of determination hold the right to redeem or retire such Capital Stock for cash, (f) all Debt of such Person in respect of unfunded vested benefits under any Plan, (g) all obligations of such Person to pay the deferred purchase price of property or services (excluding

A–13

trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than one hundred twenty (120) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP), (h) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds other than the Amtech Bonds, and similar instruments that are not collateralized or secured with cash of the Borrowers as permitted in Section 7.18 and subsection (i) of the definition of "Permitted Liens", and (i) the principal balance outstanding under any synthetic lease, tax retention operating lease, off balance sheet loan, or similar off balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

    "Funding Date" means the date on which a Borrowing occurs.

    "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

    "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

    "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

    "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Borrower's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

    "IAS" means Industrial Automation Systems.

    "Indenture" means the Indenture dated March 11, 1998 made by Parent to Bank One, NA, formerly known as The First National Bank of Chicago, as Trustee.

    "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by the Borrowers.

    "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three, or six months thereafter as selected by the Borrowers in the Notice of Borrowing, in the form attached hereto as Exhibit C, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit D, provided that:

A–14

      (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

      (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

      (c) no Interest Period shall extend beyond the Stated Termination Date.

    "Intercreditor Agreement" means that certain Intercreditor Agreement between the Agent and the Term Debt Lender establishing, inter alia, the priority of the Agent's Liens and the term Debt Lender's Liens and their respective rights in the Collateral.

    "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

    "Inventory" means all of each Borrower's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in the Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

    "Investment Property" means subject to the provisions of Section 7.28 all of each Borrower's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

    "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

    "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(f), the projections of the consolidated financial condition, results of operations, and cash flows (i) for (A) the Parent and its Subsidiaries, (B) the Borrowers, and (C) the Parent and its Reporting Divisions together with (ii) such reconciliations with other previously delivered financial statements as Agent shall require, all in form and content acceptable to Agent; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(f).

    "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Ex-Im Bank Guaranteed Loan or Non-Ratable Loan outstanding; provided that no such Agent Advance or Ex-Im Bank Guaranteed Loan or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

    "Letter of Credit" has the meaning specified in Section 1.3(a).

    "Letter of Credit Fee" has the meaning specified in Section 2.6.

    "Letter of Credit Fee Percentage" means a per annum percent equal to the Applicable Margin for LIBOR Rate Loans.

    "Letter of Credit Issuer" means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

    "Letter of Credit Subfacility" means $50,000,000.

A–15

    "Leverage Ratio" means the ratio, determined as of the last day of a Fiscal Quarter for the Parent and the other Borrowers on a consolidated basis in accordance with GAAP, of (a) Funded Debt as of such day to (b) EBITDA for the preceding twelve (12) months.

    "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, on the last day of each month, on the Termination Date, and on the last day of each Interest Period applicable to such Loan.

    "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

LIBOR Rate	=	Offshore Base Rate

1.00—Eurodollar Reserve Percentage

    Where,

      "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

      "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage if any (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

    "LIBOR Rate Loans" means, collectively, the LIBOR Revolving Loans.

    "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

    "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way,

A–16

covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

    "Liquidity Event" means any of the following: liquidity resultant from the completion of a pension plan reversion, the sale of, or a dispute resolution relating to, intellectual property or other assets, the infusion of cash equity, Borrowers' obtaining long term senior debt or subordinated debt, and any other source of third party funding approved by Co-Agents. The terms, amount, form and substance of any additional capital resulting from such Liquidity Event must be in a form satisfactory to Co-Agents.

    "Loan Account" means the loan account of the Borrowers, which account shall be maintained by the Agent.

    "Loan Documents" means this Agreement, the Patent and Trademark Security Agreements, the Security Agreement, the Mortgages, the Intercreditor Agreement, the Borrowers' Ex-Im Agreement, any stock pledges required under this Agreement and related documents and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

    "Loans" means, collectively, all loans and advances provided for in Article I.

    "Majority Lenders" means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%.

    "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

    "Master Ex-Im Bank Guarantee" means a Master Guarantee Agreement issued by Ex-Im Bank in favor of the Agent pursuant to the Ex-Im Bank Working Capital Guarantee Program.

    "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Borrowers and any guarantor(s), if any, of the Obligations taken as a whole or the Collateral taken as a whole; (b) a material impairment of the ability of the Borrowers taken as a whole to perform under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party.

    "Maximum Revolver Amount" means $200,000,000.

    "M M & E" means M M & E, Inc., a Nevada corporation.

    "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by the Borrowers to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Real Estate or a collateral assignment of any Borrower's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

    "Multi-employer Plan" means a "multi-employer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.

    "Negative Triggering Event" means any date when Borrower Dominion is in effect and either (a) an Event of Default has occurred, or (b) Borrowers' Availability is less than $80,000,000 at any time.

    "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits, Unapplied Cash, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

A–17

    "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 1.2(h).

    "Notes" means Revolving Loan Notes.

    "Notice of Borrowing" has the meaning specified in Section 1.2(b).

    "Notice of Continuation/Conversion" has the meaning specified in Section 2.2(b).

    "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrowers hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit, and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

    "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

    "Parent" means UNOVA, Inc., a Delaware corporation.

    "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

    "Patent and Trademark Agreements" means the Patent Security Agreement and the Trademark Security Agreement, each dated as of the date hereof, executed and delivered by the Borrowers to the Agent to evidence and perfect the Agent's security interest in the Borrower's present and future patents, trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders.

    "Payment Account" means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or the Borrowers, as the Agent may determine, on terms acceptable to the Agent.

    "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

    "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

    "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multi-employer Plan or Foreign Plan, which any Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions.

    "Pension Reversion" means the assets which have been directly or indirectly distributed prior to the Closing Date to the Parent, Borrowers or any ERISA Affiliates from the Retiree Pension Benefit Plan or the Landis Tool Pension Plan (as those terms are currently identified and referred to by the Parent).

    "Permitted Debt" means Debt of the Borrowers that is permitted pursuant to the provisions of this Agreement.

A–18

    "Permitted Liens" means:

      (a) Liens for taxes not delinquent or statutory Liens for taxes which are due and payable in an amount not to exceed $5,000,000 in the aggregate, provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established books and records and a stay of enforcement of any such Lien is in effect;

      (b) the Agent's Liens;

      (c) Liens consisting of deposits made or received in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

      (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $1,000,000 in the aggregate;

      (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of a Borrower's business;

      (f)  Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

      (g) Liens on that portion of the Collateral consisting of Real Estate and Equipment in favor of Term Debt Lender, which Liens may be superior to Agent's Liens;

      (h) Liens on the Collateral other than Real Estate and Equipment in favor of Term Debt Lender, provided such Liens are junior to those in favor of Agent for the benefit of Lenders and are subject to the provisions of the Intercreditor Agreement;

      (i)  Liens on cash and cash equivalents, not to exceed at any time in the aggregate the amount of such cash and cash equivalents pledged by Borrowers and subject to Liens on the Closing Date to secure foreign exchange contracts, letters of credit, other than those issued in connection with the credit facility extended to the Borrowers by Morgan Guaranty Trust Company of New York, and foreign bank Guaranties, and provided further that on and after the Closing Date such cash and cash equivalents are pledged to secure foreign exchange contracts, letters of credit, other than those issued pursuant to this Agreement, and permitted foreign bank Guaranties; and

      (j)  Liens on the assets of foreign Subsidiaries.

A–19

    "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

    "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA), other than a Multi-employer Plan or Foreign Plan, which any Borrower or any Subsidiary sponsors or maintains or as to which any Borrower or any Subsidiary has any liabilities or makes, is making, or is obligated to make contributions and also includes, without limitation, any Pension Plan.

    "Positive Triggering Event" means any date when Borrowers' Availability has been at least $80,000,000 for a three(3) month period and no Event of Default has occurred.

    "Proprietary Rights" means all of each Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

    "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Ex-Im Bank Guaranteed Loans, Non-Ratable Loans and Agent Advances.

    "R & B" means R & B Machine Tool Company, a Michigan corporation.

    "Real Estate" means all of each Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

    "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

    "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

    "Reporting Divisions" means each of the following divisions of Parent and a combination of the other Borrowers, generally and for convenience referred to as, Lamb Technicon, Lamb Body and Assembly, Cincinnati Machine, Landis Gardner, and Intermec Technologies, reflecting the operating and reporting divisions of the Borrowers as previously disclosed to Co-Agents and reflected in Financial Statements delivered to Agent by the Borrowers prior to the Closing Date.

    "Reporting Segments" means the reporting segments of the Borrowers as previously and from time to time reflected in the Parent's 10-K statements.

    "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 66 2/3%.

A–20

    "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

    "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by Agent from time to time in Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent's credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations subject to statutory or contractual landlord liens, (d) Inventory shrinkage, (e) Environmental Compliance Reserves, (f) customs charges, (g) dilution, (h) warehousemen's or bailees' charges, and (i) reserves of up to ten percent (10%) of the amount of Ex-Im Bank Guaranteed Loans (or of Revolving Loans comprised of Ex-Im Bank Guaranteed Loans).

    "Responsible Officer" means the chief executive officer, the chief financial officer, the treasurer, the general counsel or the president of any Borrower, or any other officer having substantially the same authority and responsibility.

    "Restricted Collateral" shall have the meaning ascribed to that term in the Security Agreement.

    "Restricted Investment" means, as to the Borrowers (but excluding such transactions between or among only the Borrowers), any acquisition of property by any Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business of any Borrower so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of the Borrowers; (c) acquisitions of current assets acquired in the ordinary course of business of the Borrowers; (d) acquisitions of direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits or money market deposits to the extent that Agent has a perfected security interest in such money market deposits, in each case issued by, created by, or deposited with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) Hedge Agreements; (h) investments constituting Permitted Debt; (i) ordinary course loans to employees, officers and directors in an amount not to exceed $5,000,000 in aggregate principal amount at any time; (j) non-cash investments received in connection with bankruptcy proceedings or workouts of agreements with existing or normal customers or suppliers; (k) intercompany loans to Subsidiaries that are not Borrowers, the aggregate principal amount of which does not exceed $5,000,000 at any time and the other terms and provisions of which are commercially reasonable; and (l) a recapitalization of Parent's foreign Subsidiary, Honsberg Lamb Sonderwerk-Zeugmaschinen GmbH, provided such recapitalization is completed on or before the Closing Date.

    "Revolving Loans" has the meaning specified in Section 1.2 and includes each Ex-Im Bank Guaranteed Loan, Agent Advance and Non-Ratable Loan.

    "Revolving Loan Note" and "Revolving Loan Notes" have the meanings specified in Section 1.2(a)(ii).

A–21

    "Security Agreement" means the Security Agreement of even date herewith among Bank of America, N.A. as administrative and collateral agent for the Lenders, Heller Financial, Inc. as syndication agent for the Lenders, UNOVA, Inc. a Delaware corporation, UNOVA Industrial Automation Systems, Inc., a Delaware corporation, Intermec Technologies Corporation, a Washington corporation, R & B Machine Tool Company, a Michigan corporation, J.S. McNamara Company, a Michigan corporation, and M M & E, Inc., a Nevada corporation, Intermec IP Corp., a Delaware corporation, and UNOVA IP Corp., a Delaware corporation.

    "Settlement" and "Settlement Date" have the meanings specified in Section 12.15(a)(ii).

    "Solvent" means, when used with respect to any Person, that at the time of determination:

      (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

      (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

      (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

      (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

    For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

    "Stated Termination Date" means July 11, 2004.

    "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrowers.

    "Supporting Obligations" means all supporting obligations as such term is defined in the UCC.

    "Tangible Net Worth" means Parent's and its Subsidiaries' total assets less total liabilities as determined in accordance with GAAP and reported on the consolidated Financial Statements, plus (a) (i) subordinated debt, (ii) any net loss or reduction to shareholder's equity attributable to foreign exchange fluctuations after March 31, 2001, (iii) any non-recurring, non-cash charges, including, any losses attributable to the write-down of long-lived assets or impairment of intangibles (i.e., goodwill), stock based compensation and amortization of financing costs after June 30, 2001, (iv) any non-recurring, non-cash losses attributable to the sale of assets, including without limitation operating divisions or subsidiaries, outside the ordinary course of business after June 30, 2001, and (v) any non-recurring severance charges and restructuring expenses attributable to the permanent reduction of employees or consolidation of operations in an aggregate amount not exceeding $5,000,000 for the six (6) month period ending December 31, 2001; and minus (b) without duplication and to the extent included in determining such Consolidated Net Income for such period, the sum of (i) intangibles, (ii) any gains attributable to the sale of assets outside the ordinary course of business after June 30, 2001, (iii) any net gain or increase to shareholder's equity attributable to foreign exchange fluctuations after March 31, 2001, and (iv) any other non-cash gains after June 30, 2001, all determined on a consolidated basis in accordance with GAAP. For the purpose of the foregoing definition, a "non-cash

A–22

charge" is one which involves no cash expenditure in the current Fiscal Year and a "non-cash gain" is one which involves no cash receipt in the current Fiscal Year.

    "Term Debt Lender" means Special Value Investment Management, LLC, a California limited liability company as the agent for the lenders providing the Term Debt Loan.

    "Term Debt Loan" means a term loan facility to Borrowers in the maximum principal amount of $75,000,000 or less on the Closing Date.

    "Term Debt Lender's Liens" means first priority liens (in the Fixed Assets) granted by Borrowers to the Term Debt Lender to secure the Term Loans and second priority liens in the rest of the Collateral in favor of Term Debt Lender, subject to the terms and conditions of the Intercreditor Agreement.

    "Term Loans" means all Term Loans provided by the lenders party to the term loan facility extended by such lenders to the Borrowers on the Closing Date.

    "Termination Date" means the earliest to occur of (a) the Stated Termination Date, (b) the date the Total Facility is terminated either by the Borrowers pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

    "Total Facility" has the meaning specified in Section 1.1.

    "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

    "Unapplied Cash" means cash received by any Borrower with respect to such Borrower's Accounts which has not been attributed and credited against any specific Account.

    "United States" means the United States of America.

    "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

    "Unused Letter of Credit Subfacility" means an amount equal to $50,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, and (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

    "Unused Line Fee" has the meaning specified in Section 2.5.

    Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

    Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

    (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

    (c) (i)  The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

A–23

      (ii) The term "including" is not limiting and means "including without limitation."

      (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

      (iv) The word "or" is not exclusive.

    (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

    (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

    (f)  The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

    (g) For purposes of Section 9.1, a breach of a financial covenant contained in Sections 7.22 through 7.25 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

    (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Syndication Agent, the Parent, the other Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent or the Syndication Agent merely because of the Agent's, the Syndication Agent's or Lenders' involvement in their preparation.

A–24

EXHIBIT A-1

FORM OF REVOLVING NOTE

$	Date:

    For Value Received, the undersigned (collectively referred to herein as the "Borrowers") hereby jointly and severally promise to pay to the order of            (the "Lender") in care of Bank of America, N.A. (the "Agent"), at Agent's office located at 55 S. Lake Avenue, Pasadena, CA 91101, for the account of the applicable Lending Office of the Lender, lesser of the principal amount of             ($            ) or the aggregate amount of all outstanding Revolving Loans made to Borrowers by the Lender from time to time. The undersigned also jointly and severally promise to pay interest on the unpaid principal amount of each Borrowing from the date of such Borrowing until such principal amount is paid. This Note shall be subject to the terms of that certain Credit Agreement described below (the "Credit Agreement"), and all principal and interest payable hereunder shall be due and payable in accordance with the terms of the Credit Agreement.

    The Borrowers hereby authorize the Lender to endorse on the Schedule attached to this Note the amount and type of Revolving Loans made to Borrowers by the Lender and all renewals, conversions, and payments of principal amounts in respect of such Revolving Loans, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all such Revolving Loans, provided, however, that the failure to make such notation with respect to any Revolving Loans or payments shall not limit or otherwise affect the obligation of Borrowers under the Credit Agreement or this Note.

    This Note is the Revolving Note referred to in the Credit Agreement, dated as of July      , 2001 among Borrowers, the Lender, certain other Lenders party thereto, and Bank of America, N.A., as Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note, upon the happening of certain stated events and also for prepayments on account of the principal of this Note prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

    Principal and interest payments shall be in money of the United States of America, lawful at such times for the satisfaction of public and private debts, and shall be in immediately available funds.

    Borrowers promise to pay the costs of collection, including reasonable attorney's fees, if default is made in the payment of this Note.

    The terms and provisions of this Note shall be governed by the laws of the State of New York.

(SIGNATURE PAGES FOLLOW)

    IN WITNESS WHEREOF, the undersigned have caused this Note to be executed by officers thereunto duly authorized and directed by appropriate corporate authority.

"BORROWERS":
UNOVA, INC., a Delaware corporation
By:
Name:
Title:
UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC., a Delaware corporation
By:
Name:
Title:
INTERMEC TECHNOLOGIES CORPORATION, a Washington corporation
By:
Name:
Title:
R & B MACHINE TOOL COMPANY, a Michigan corporation
By:
Name:
Title:
J.S. MCNAMARA COMPANY, a Michigan corporation
By:
Name:
Title:
M M & E, INC., a Nevada corporation
By:
Name:
Title:

INTERMEC IP CORP., a Delaware corporation
By:
Name:
Title:
UNOVA IP CORP., a Delaware corporation
By:
Name:
Title:

EXHIBIT B

BORROWING BASE CERTIFICATE

REPORTING DATE:

To:
BANK OF AMERICA, N.A., individually as a Lender and as administrative agent for itself and the other Lenders (the "Agent") under that certain Credit Agreement dated as of July  , 2001 (such agreement, as it may be amended, restated or otherwise modified from time to time, the "Credit Agreement"), by and among the Agent, UNOVA, INC. (the "Parent"), certain of its Subsidiaries (collectively with the Parent, the "Borrowers"), and the Lenders party thereto.

    Reference is hereby made to the Credit Agreement, the terms defined therein being used herein as therein defined. This Borrowing Base Certificate is delivered pursuant to the terms of the Credit Agreement.

    The undersigned hereby certifies and warrants to the Agent and the Lenders on behalf of the Borrowers as follows:

I.
I am a duly qualified and acting Responsible Officer of the Parent, and I am familiar with the financial statements and financial affairs of the Borrowers. I am authorized to execute this Borrowing Base Certificate on behalf of the Parent and the other Borrowers.

II.
Attached hereto as Schedule 1 are true and correct computations of the Borrowing Base under the Credit Agreement as of the Reporting Date.

    The Borrower further represents and warrants to the Agent and the Lenders that the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date of this Borrowing Base Certificate as if made on and as of the date hereof (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date), and that no Event of Default or Default has occurred and is continuing, except as disclosed in an attachment to this Certificate.

    IN WITNESS WHEREOF, the Parent, as agent for itself and the other Borrowers, has caused this Borrowing Base Certificate to be executed and delivered on this  day of       , 2001.

UNOVA, INC., a Delaware corporation, as agent for itself and the other Borrowers
By:
Name:
Title:

EXHIBIT C

NOTICE OF BORROWING

Date:            , 200

To:
Bank of America, N.A. as Agent for the Lenders who are parties to the Credit Agreement dated as of            , 200      (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among            , certain Lenders which are signatories thereto and Bank of America, N.A., as Agent

Ladies and Gentlemen:

    The undersigned, acting on behalf of            (the "Borrower") pursuant to Section 13.22 of the Credit Agreement, refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

1.
The Business Day of the proposed Borrowing is            , 200 .

2.
The aggregate amount of the proposed Borrowing is $         .

3.
The Borrowing is to be comprised of $               of Base Rate and $               of LIBOR Rate Loans.

4.
The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be      months.

    The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

      (a) The representations and warranties of each Borrower contained in the Credit Agreement are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

      (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

      (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans [plus the aggregate amount available for drawing under all outstanding Letters of Credit], to exceed the Borrowing Base or the combined Commitments of the Lenders.

UNOVA, INC.
By:
Name:
Title:

EXHIBIT D

NOTICE OF CONTINUATION/CONVERSION

Date:            , 200

    To: Bank of America, N.A. as Agent for the Lenders to the Credit Agreement dated as of      , 200      (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among            , certain Lenders which are signatories thereto and Bank of America, N.A., as Agent

Ladies and Gentlemen:

    The undersigned, acting on behalf of            (the "Borrower") pursuant to Section 13.22 of the Credit Agreement, refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

1.
The Continuation/Conversion Date is      , 200  .

2.
The aggregate amount of the Loans to be [converted] [continued] is $            .

3.
The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

4.
The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall be             months.

    The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

  (a)
  The representations and warranties of each Borrower contained in the Credit Agreement are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

  (b)
  Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

  (c)
  The proposed conversion-continuation will not cause the aggregate principal amount of all outstanding Revolving Loans [plus the aggregate amount available for drawing under all outstanding Letters of Credit] to exceed the Borrowing Base or the combined Commitments of the Lenders.

UNOVA, INC.
By:
Name:
Title:

EXHIBIT E

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

    This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of            , 200     is made between            (the "Assignor") and            (the "Assignee").

RECITALS

    WHEREAS, the Assignor is party to that certain Credit Agreement dated as of            , 200      (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among            , a[n]             corporation (the "Borrower"), the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), and Bank of America, N. A., as agent for the Lenders (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

    WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrowers in an aggregate amount not to exceed $            (the "Commitment");

    WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $            to the Borrower;

    WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit in an aggregate principal amount of $            (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement];

    WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $            (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions; and

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

    1.  Assignment and Acceptance.

      (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance)       % (the "Assignee's Percentage Share") of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

      (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 12.7 and 12.18 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

      (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $            .

      (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $            .

    2.  Payments.

      (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $            , representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

      (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

    3.  Reallocation of Payments.

    Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

    4.  Independent Credit Decision.

    The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

    5.  Effective Date; Notices.

      (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be            , 200      (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

         (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

       [(ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

        (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

       [(iv) the Assignee shall have complied with Section 11.2 of the Credit Agreement (if applicable); and]

        (v) the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent;

      (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

    6.  [Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

      (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

      (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

    7.  Withholding Tax.

    The Assignee (a) represents and warrants to the Lender, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

    8.  Representations and Warranties.

      (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

      (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrowers, of any of their respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

      (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; [and (iv) it is an Eligible Assignee.]

    9.  Further Assurances.

    The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

    10.  Miscellaneous.

      (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

      (b) All payments made hereunder shall be made without any set-off or counterclaim.

      (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

      (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in [      ] over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such [      ] State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

      (f)  THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

    IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]
By:
Name:
Title:
Address:
[ASSIGNEE]
By:
Name:
Title:
Address:

SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

NOTICE OF ASSIGNMENT AND ACCEPTANCE

, 200
Bank of America, N.A.
Attn:
Re:
UNOVA, Inc.
21900 Burbank Boulevard
Woodland Hills, CA 91367

Ladies and Gentlemen:

    We refer to the Credit Agreement dated as of            , 200      (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among UNOVA, Inc. and certain of its Subsidiaries, as Borrowers (collectively, the "Borrowers"), the Lenders referred to therein and Bank of America, N. A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

    1.  We hereby give you notice of, and request your consent to, the assignment by            (the "Assignor") to             (the "Assignee") of      % of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's Commitment, as of       , 200      , is $                     , the aggregate amount of its outstanding Loans is $            , and its participation in L/C Obligations is $            .

    2.  The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Borrowers to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

    3.  The following administrative details apply to the Assignee:

(A)	Notice Address:
Assignee name:
Address:
Attention:
	Telephone:	( )
	Telecopier:	( )
	Telex	(Answerback):
(B)	Payment Instructions:
Account No.:
At:
Reference:
Attention:

    4.  You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

    IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,
[NAME OF ASSIGNOR]
By:
Name:
Title:
[NAME OF ASSIGNEE]
By:
Name:
Title:
ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:
Bank of America, N. A., as Agent
By:
Name:
Title:

EXHIBIT F

FORM OF SECTION 4.1(d) CERTIFICATE

    Reference is hereby made to the Credit Agreement dated as of July  , 2001, among Unova, Inc. and its Subsidiaries party thereto, the Lenders named therein, Bank of America, N.A., as administrative agent, and Heller Financial, Inc. as syndication agent for the Lenders (as amended, restated, modified and/or supplemented from time to time, the "Credit Agreement". Pursuant to the provisions of Section 4.1(d) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

[NAME OF BANK]
	By:	Title:
Date:

SCHEDULE 1.2

LENDERS' COMMITMENTS

Lender	Revolving Loan Commitment	Pro Rata Share (4 decimals)
Bank of America, N.A.		$47,500,000.2375
Heller Financial, Inc.		$47,500,000.2375
PNC Bank, National Association		$25,000,000.1250
GMAC Business Credit, LLC		$17,500,000.0875
GMAC Commercial Credit LLC		$17,500,000.0875
The CIT Group/Business Credit, Inc.		$35,000,000.1750
Comerica Bank		$10,000,000.0500

QuickLinks

TABLE OF CONTENTS
ANNEXES, EXHIBITS AND SCHEDULES
CREDIT AGREEMENT
ARTICLE I LOANS AND LETTERS OF CREDIT
ARTICLE II INTEREST AND FEES
ARTICLE III PAYMENTS AND PREPAYMENTS
ARTICLE IV TAXES, YIELD PROTECTION AND ILLEGALITY
ARTICLE V BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
ARTICLE VI GENERAL WARRANTIES AND REPRESENTATIONS
ARTICLE VII AFFIRMATIVE AND NEGATIVE COVENANTS
ARTICLE VIII CONDITIONS OF LENDING
ARTICLE IX DEFAULT; REMEDIES
ARTICLE X TERM AND TERMINATION
ARTICLE XI AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
ARTICLE XII THE AGENT
ARTICLE XIII MISCELLANEOUS
ANNEX A—Defined Terms
EXHIBIT A-1 FORM OF REVOLVING NOTE
EXHIBIT B BORROWING BASE CERTIFICATE
EXHIBIT C NOTICE OF BORROWING
EXHIBIT D
EXHIBIT E FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
SCHEDULE 1 to ASSIGNMENT AND ACCEPTANCE NOTICE OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT F FORM OF SECTION 4.1(d) CERTIFICATE
SCHEDULE 1.2 LENDERS' COMMITMENTS